CREDIT AGREEMENT


      THIS  CREDIT  AGREEMENT dated as of June  19,  1997  ("this
Agreement") is entered into by MORRISON FRESH COOKING, INC., a Georgia corporation (the "Borrower") and AMSOUTH BANK OF ALABAMA, an Alabama banking corporation (the "Lender").


                            Recitals

      A. The Borrower has applied to the Lender for a revolving credit facility in an aggregate principal amount outstanding not to exceed $30,000,000 (the "Revolving Facility") the proceeds of which are to be used by the Borrower for working capital, general corporate purposes and letters of credit issued in the ordinary course of business.

      B. The Lender is willing to make the Revolving Facility available to the Borrower only if, among other things, the Borrower enters into this Agreement and the other Loan Documents
(as hereinafter defined).


                           Agreement

      NOW, THEREFORE, in consideration of the foregoing Recitals,
and   to  induce  the  Lender  to  make  the  Revolving  Facility available, the Borrower and the Lender agree as follows:


                           ARTICLE 1

                   RULES OF CONSTRUCTION AND
                          DEFINITIONS

      SECTION 1.1 For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

           All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided or shall be made, in accordance with generally accepted accounting principles applied on a consistent basis. All references herein to "generally accepted accounting principles" refer to such principles as they exist at the date of application thereof; provided, however, that if any change in generally accepted accounting principles after the Closing Date could, in the reasonable judgment of the Lender, affect adversely the interests of the Lender in the interpretation or calculation of the financial covenants or other provisions of this Agreement or the other Loan Documents, such change shall not be effective for purposes of this Agreement or the other Loan Documents unless and until the provisions of this Agreement and the other Loan Documents that could be adversely affected by such change have been amended by the mutual agreement of the Borrower and the Lender so as to insure that the interests of the Lender will not be adversely affected by such change.

            All references in this Agreement to designated "Articles", "Sections" and other subdivisions or to lettered Exhibits or numbered Schedules are to the designated Articles, Sections and other subdivisions hereof and the lettered Exhibits and numbered Schedules annexed hereto unless the context otherwise clearly indicates. All Article, Section, other subdivision and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.

           The terms "herein", "hereof" and "hereunder" and other
     words  of similar import refer to this Agreement as a  whole
     and   not  to  any  particular  Article,  Section  or  other
     subdivision.

           The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

           The terms defined in this article have the meanings attributed to them in this article. Singular terms shall include the plural as well as the singular, and vice versa. Words of masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

           All recitals set forth in this Agreement are hereby incorporated in the operative provisions of this Agreement.

           No inference in favor of or against any party shall be drawn from the fact that such party or its counsel has drafted any portion hereof.

           All references herein to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

           If the Borrower now or hereafter has any Subsidiaries, all computations required in connection with the covenants contained in Article 7 and all references to events or conditions having a "material adverse effect" on the Borrower shall be made for the Borrower and its Subsidiaries on a combined or consolidated basis, after elimination of intercompany items, and all financial statements, reports and certificates required hereunder shall be prepared on the same basis.

           Actual/360 Basis shall mean a method of computing interest or other charges hereunder on the basis of an assumed year of 360 days for actual number of days elapsed, meaning that interest or other charges accrued for each day will be computed by multiplying the rate applicable on that day by the unpaid principal balance (or other relevant sum) on that day and dividing the result by 360.

           Advance  shall  mean a borrowing under  the  Revolving
     Facility pursuant to Section 0.

          Affiliate of any specified person shall mean any person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement shall mean, on any date, this Credit Agreement, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, restated or otherwise modified and in effect on such date.

           Application shall have the meaning attributed to that term in Section 0.

           Authorized Representative shall mean the officer or officers of the Borrower that are duly authorized to act for the Borrower in the specified capacity under the Governing
     Documents of the Borrower or applicable law.

           Borrower  shall mean Morrison Fresh Cooking,  Inc.,  a
     Georgia corporation.

          Business Day shall mean (a) any day on which commercial banks are not authorized or required to close in Birmingham, Alabama and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Quote or to a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, a LIBOR-Based Rate Segment or a notice by the Borrower with respect to any such borrowing, payment, prepayment or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

           Capital Expenditures shall mean any expenditure for fixed assets or that is properly chargeable to capital account in accordance with generally accepted accounting principles.

          Closing Date shall mean the date of this Agreement.

           Credit Obligations shall mean the Revolving Facility Obligations, the Letter of Credit Obligations and all other obligations and debts owing to the Lender, and arising under the terms of this Agreement, the Note, the Applications and the other Loan Documents, whether now or hereafter incurred, existing or arising, including the principal amount of all Advances, all Letter of Credit Borrowings and all Reimbursement Obligations, any sums expended by the Lender in exercising the rights and remedies described in Section 0, all accrued interest on Advances and Reimbursement Obligations, and all costs, fees, charges and expenses incurred and payable in connection therewith, including fees payable under the terms of, or in connection with, this Agreement, all other obligations and debts owing to the Lender arising in connection with, ancillary to, or in support of Advances and Letter of Credit Borrowings, and all renewals, extensions, modifications and amendments of any of the foregoing, whether or not any renewal, extension, modification or amendment agreement is executed in connection therewith.

           Debt shall mean (i) the Credit Obligations and all other indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of borrowed money or for reimbursement of drafts drawn or available to be drawn under letters of credit and banker's acceptances issued for the account of such person, (ii) all indebtedness deferred for the payment of the purchase price of property or assets purchased, (iii) all capitalized lease obligations, (iv) all indebtedness secured by any mortgage or pledge of, or Lien on, property of such person, whether or not the indebtedness secured thereby shall have been assumed, (v) Guaranteed Obligations, (vi) all obligations with respect to any conditional sale contract or title retention agreement, and (vii) all obligations with respect to interest rate swap agreements.

          Default shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

            Dollars   and   the  symbol  $  shall  mean   dollars
     constituting legal tender for the payment of public and private debts in the United States of America.

          EBITDA for any period shall mean Net Income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) after taxes for such period, plus amounts that have been deducted for (i) depreciation, (ii) amortization, (iii) Interest Expense and (iv) income and profit taxes in determining Net Income for such period.

           EBITDAR for any period shall mean Net Income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) after taxes for such period, plus amounts that have been deducted for (i) Interest Expense, (ii) Operating Lease Payments, (iii) depreciation,
     (iv) amortization and (v) income and profit taxes in determining Net Income for such period.

            ERISA  shall  mean  the  Employee  Retirement  Income
     Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

           ERISA Affiliate shall mean, as of any date, any corporation, partnership or other trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Sections 414(b), (c) or (m) of the Internal Revenue Code, as amended.

           Event of Default shall have the meaning assigned to such term in Article 0 hereof.

           Fixed Charge Coverage Ratio shall mean as of the last day of any fiscal quarter, beginning with the fiscal quarter ending August 31, 1997, the ratio of:

                      (i)   the  sum  of  (y)  EBITDAR  for   the
          applicable period then ending minus (z) dividends actually paid during such period; to

                     (ii) the aggregate (without duplication)  of
          the following, all determined in accordance with generally accepted accounting principles for the applicable period then ending: (a) Interest Expense for such period, (b) Operating Lease Payments for such period, (c) Principal Maturities (not including the Loans) for the next succeeding four fiscal quarters following the date of determination, and (d) 20% of the outstanding Loans during such period.

           Funded Debt shall mean all Debt maturing by its terms more than one year after, or which is renewable or extendible at the option of the obligor to a date more than one year after, the date as of which Funded Debt is being determined.

           Governing Documents of the Borrower shall mean all organizational and governing documents applicable thereto including its articles of incorporation and bylaws, and all applicable resolutions or other directions of the directors, shareholders, officers, or other relevant persons comprising, owning, managing or operating the Borrower.

            Governmental  Authority  shall  mean  any   national,
     federal,   state,   county,  municipal  or   other   agency,
     authority, department, commission, bureau, board, court or instrumentality thereof.

           Governmental Requirements shall mean all laws, rules, regulations, requirements, ordinances, judgments, decrees, codes and orders of any Governmental Authority applicable to the Borrower.

           Guaranteed Obligations of any person shall mean all guaranties (including guaranties of guaranties and guaranties of dividends and other monetary obligations), endorsement, assumptions and other contingent obligations with respect to, or to purchase or otherwise pay or acquire, Debt of others.

           Hazardous Material shall mean (a) any asbestos or insulation or other material composed of or containing asbestos and (b) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes
     of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Governmental Requirement regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as at the Closing Date or at any time thereafter in effect. This definition refers to the amounts of such waste, substance or material present at a particular facility in excess of the reportable quantity or threshold planning quantity, if applicable, for such waste, substance or material as may be listed in such act, law or other Governmental Requirement described in the foregoing sentence, as at the Closing Date or at any time thereafter in effect.

           Interest Expense shall mean all interest incurred on Debt (including obligations payable under capitalized leases attributable to interest) during the period in question.

           Interest Period shall mean each period commencing on the date a LIBOR Loan is made or the last day of the next preceding Interest Period for such LIBOR Loan and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as the Borrower may select as provided in Section 0 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

     Notwithstanding the foregoing: (i) if any Interest Period for any LIBOR Loan would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any LIBOR Loan shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such LIBOR Loan shall not be available hereunder for such period.

           Letter of Credit Borrowings shall mean as of any date the maximum aggregate amount that the Lender could be required to pay under drafts that could be, or have been, properly drawn in compliance with the terms of all Letters of Credit outstanding on such date, other than drafts that have been drawn and paid.

           Letter of Credit Obligations shall mean (a) the Letter of Credit Borrowings and (b) the Reimbursement Obligations and the Borrower's other obligations under this Agreement and the Applications with respect to Letters of Credit or drawings made thereunder, including obligations with respect to all principal, interest, fees and other charges related thereto.

           Letters of Credit shall mean all letters of credit issued on or after the Closing Date by the Lender for the account of the Borrower under this Agreement.

           Liabilities shall mean all Debt and all other items (including taxes accrued as estimated) that, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liabilities side of a balance sheet.

           LIBOR-Based Rate shall mean a rate per annum equal to the LIBOR Quote plus the applicable Margin.

           LIBOR-Based Rate Segment shall mean a Segment to which the LIBOR-Based Rate is (or is proposed to be) applicable.

           LIBOR Loans shall mean Loans on which interest rates are determined on the basis of LIBOR-Based Rates.

           LIBOR Quote shall mean, with respect to any time at which the LIBOR-Based Rate is to be determined, the rate of interest determined by the Lender by reference to the Knight-Ridder Money Center reporting service or other comparable financial information reporting service at the time employed by the Lender as of 10:00 a.m. (Birmingham, Alabama time) two (2) Business Days prior to the commencement of the
     Interest Period, of the cost of funds available to the Lender from the purchase on the London interbank market of funds in the form of time deposits in Dollars in the approximate amount of the Segment that is to bear interest at the LIBOR-Based Rate, having a maturity comparable to the Interest Period during which the LIBOR-Based Rate is to be in effect, it being expressly understood that (1) the Lender may not actually purchase any such time deposits and obtain such funds and (2) the LIBOR Quote will be an estimate, and
     for   a   variety  of  reasons,  including  changing  market
     conditions, the actual cost of funds to the Lender (if the Lender elects to purchase funds in the form of time deposits on such date) might vary from the LIBOR Quote.

           LIBOR Reserve Requirement shall mean the percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor), on the date on which the LIBOR-Based Rate is determined, for determining the reserve requirements of the Lender (including any marginal, emergency, supplemental, special or other reserves) with respect to liabilities relating to time deposits purchased in the London interbank market having a maturity equal to the period during which the LIBOR-Based Rate will be in effect and in an amount equal to the Segment involved, without any benefit or credit for any proration, exemptions or offsets under any now or hereafter applicable regulations.

           Lien shall mean any mortgage, pledge, assignment, charge, encumbrance, lien, security interest or financing lease.

          Loan Documents shall mean this Agreement, the Note, the Applications and all other agreements, instruments and documents executed or delivered at any time in connection with the Credit Obligations, or to evidence or secure any of the Credit Obligations.

           Loans shall mean the aggregate outstanding amount of all Advances, Letter of Credit Borrowings and Reimbursement
     Obligations, and all extensions and renewals thereof.

           Margin shall mean that percent per annum set forth below, which shall be the Margin set forth opposite the Fixed Charge Coverage Ratio at the time of each such Advance as determined based on the most recent financial statements furnished to the Lender pursuant to Section 5.3 or Section
     7.3 hereof:

                 Fixed                          Applicable
         Charge Coverage Ratio                   Margin  *

         >2.0:1                                   1.00%

         <2.0:1   31.55:1                         1.25%

         <1.55:1  31.35:1                         1.625%

         <1.35:1  31.15:1                        2.00%


           * An additional 25 basis points will be added to the applicable Margin if the ratio calculated with respect to the financial covenant set forth in Section 7.8(2) exceeds
     3.75 to 1.0 at any time; provided, however, if the ratio calculated with respect to such financial covenant exceeds
     3.75 to 1.0 at any time after the fiscal quarter ending August 31, 1998, the default interest rate described in
     Section 3.5 shall apply in lieu of the 25 basis point increase provided hereunder.

           Margin Stock shall have the meaning attributed to that term in Regulation U of the Federal Reserve Board, as amended.

          Maximum Credit Amount shall mean the lesser of (a) 2.25 times Operating Cash Flow of the Borrower for the
     immediately    preceding   four    fiscal    quarters    and
     (b) $30,000,000 or such lesser amount to which the Revolving Facility may have been reduced under Section 2.6 hereof.

          Multiemployer Plan shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

           Net Income shall mean, for any period, net income (or loss) for the Borrower for such period, determined in accordance with generally accepted accounting principles.

          Net Worth shall mean, at any time, the net worth of the
     Borrower  at  such  time,  determined  in  accordance   with
     generally accepted accounting principles.

           Note  shall have the meaning assigned to such term  in
     Section 0 hereof.

           Operating Cash Flow shall mean, for any period, the aggregate of (a) Net Income, after taxes, for such period, plus (b) the sum of Interest Expense, federal, state, local and other income taxes, depreciation, amortization of intangible assets, and extraordinary losses and other noncash expenses or charges reducing income for such period, all to the extent taken into account in the calculation of Net Income for such period, minus the sum of dividends actually paid during such period and extraordinary gains and other noncash credits increasing income for such period, all to the extent taken into account in the calculation of Net Income for such period.

          Operating Lease Payments shall mean all amounts payable under any lease or rental agreement (other than obligations under capital leases) during the period in question (but excluding, in any event, amounts paid in respect of taxes, utilities, insurance, common area maintenance and other like charges associated with the lease and rental of real and personal property).

            PBGC   shall   mean  the  Pension  Benefit   Guaranty
     Corporation and any successor thereto.

          Permitted Encumbrances shall mean:

           (1) taxes, assessments and other governmental charges that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued, and for which adequate reserves have been established and are being maintained;

             (2) mechanics', materialmen's, contractors', landlords' or other similar liens arising in the ordinary course of business, securing obligations that are not delinquent or that are being contested in good faith by appropriate action or proceedings duly pursued, and for which adequate reserves have been established and are being maintained to the extent required by generally accepted accounting principles;

          (3) restrictions, exceptions, reservations, easements, conditions, limitations and other matters of record other than Liens that do not materially adversely affect the value or utility of the property affected thereby or the use to which such property is being put;

          (4) Liens and other matters approved in writing by the Lender;

           (5) Purchase money Liens, not exceeding the purchase price of the property securing the Lien and any refinancings of such amounts; and

          (6)  the existing Liens described in Exhibit A hereto.

               Permitted Investments shall mean:

           (1) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations;

             (2)     direct    obligations   of    agencies    or
     instrumentalities of the United States of America having a rating of A or higher by Standard & Poor's Ratings Group or A2 or higher by Moody's Investors Service, Inc.;

           (3) a certificate of deposit issued by, or other interest-bearing deposits with, a financial institution having its principal place of business in the United States of America and having equity capital of not less than $250,000,000;

           (4) certificates of deposit issued by, or other interest-bearing deposits with, any other financial institution organized under the laws of the United States of America or any state thereof, provided that such deposit is either (i) insured by the Federal Deposit Insurance
     Corporation or (ii) properly secured by such financial institution by pledging direct obligations of the United States of America having a market value not less than the face amount of such deposits;

          (5) prime commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of A-1 or higher by Standard & Poor's Ratings Group, or P-1 or higher by Moody's Investors Service, Inc.;

            (6) eligible banker's acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating of, or that is the full recourse obligation of a person whose senior debt is rated, A or higher by Standard & Poor's Ratings Group or A2 or higher by Moody's Investors Service, Inc.;

           (7) any other investment having a rating of A or higher or A-1 or higher by Standard & Poor's Ratings Group or A2 or higher or P-1 or higher by Moody's Investors
     Service, Inc;

           (8) other investments made with the express prior written approval of the Lender;

           (9) investments in Subsidiaries or resulting from acquisitions permitted by Section 7.8(15) below;

           (10) investments received in satisfaction of disputed trade accounts; and

           (11) other investments not to exceed $250,000 in the aggregate.

           person (whether or not capitalized) shall include natural persons, sole proprietorships, corporations, trusts, unincorporated organizations, associations, companies, institutions, entities, joint ventures, partnerships, limited liability companies and Governmental Authorities.

           Plan shall mean any "employee benefit plan" maintained by or on behalf of the Borrower or any ERISA Affiliate as defined in Section 3(3) of ERISA, including any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan or any plan, fund, program, arrangement or practice providing for
     medical       (including      post-retirement      medical),
     hospitalization, accident, sickness, disability or life insurance benefits.

          Principal Maturities means principal maturing or coming due on Debt during the period in question.

          Principal Office shall mean the principal office of the Lender located at AmSouth-Sonat Tower, 1900 Fifth Avenue North, Birmingham, Alabama 35203, or such other location in Jefferson County, Alabama designated by the Lender by notice to the Borrower.

            Quarterly   Payment  Date  shall  have  the   meaning
     attributed to that term in Section 0.

          Quoted Cost of Funds Rate shall mean the per annum rate of interest (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day that is a Business Day, the average of the quotations at approximately 10:00 a.m. (Birmingham, Alabama time) on such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender in its sole discretion, plus the applicable Margin.

           Reimbursement Obligation shall mean at any time the obligation of the Borrower with respect to any Letter of Credit to reimburse the Lender for amounts theretofore paid by the Lender pursuant to a drawing under such Letter of Credit.

           Request for LIBOR Loan or Interest Rate Election shall have the meaning attributed to that term in Section 0.

           Revolving Facility shall mean the credit facility made available to the Borrower by the Lender under the terms of
     Article 0 in an aggregate amount of up to $30,000,000 as reduced by the Borrower pursuant to Section 0 hereof.

            Revolving Facility Obligations shall mean the outstanding principal amount of all Advances, all interest accrued thereon, all costs, charges, fees and expenses payable in connection therewith and all extensions and renewals thereof.

           Segment shall mean a portion of the Advances (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable. The aggregate amount of all Advances that bear interest at the Quoted Cost of Funds Rate shall be deemed to constitute a single Segment. The aggregate amount of all Advances that bear interest at the same LIBOR-Based Rate and for the same Interest Period shall be deemed to constitute a single Segment.

           Solvent shall mean, as to any person, on a particular date, that such person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, is able to pay its debts as they mature, owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liability on existing debts as they become mature (including known reasonable contingencies and contingencies that should be included in notes of such person's financial statements pursuant to generally accepted accounting principles), and does not intend to, and does not believe that it will, incur debts or probable liabilities beyond its ability to pay such debts or liabilities as they mature.

          Subsidiary shall mean (1) any corporation more than 50% of whose shares of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of the happening of any contingency), are owned or controlled directly or indirectly by the Borrower, or
     (2) any partnership or limited liability company, 50% or more of the partnership or membership interests in which are owned or controlled, directly or indirectly, by the Borrower, and includes entities currently or hereafter falling within the categories described above.

            Technology Leases shall mean leases relating to hardware, software and related programming and information services.

           Termination Date shall mean the maturity date of the Credit Obligations (which is initially June 19, 2000), as such date may be extended from time to time pursuant to
     Section 2.8 or accelerated pursuant to Section 8.1.


                           ARTICLE 2

                    REVOLVING FACILITY TERMS

     SECTION 2.1  Loans.

      (a) From and after the Closing Date to (but not including) the Termination Date, on the terms and subject to the conditions set forth in this Agreement, the Lender agrees to lend to the Borrower, and the Borrower may borrow, repay and reborrow, an amount not exceeding the difference between (i) the Maximum
Credit Amount in effect from time to time, and (ii) the sum of the then outstanding (x) Letter of Credit Borrowings, (y) Reimbursement Obligations and (z) overdrafts that the Borrower may have with respect to any operating account established by the Borrower with the Lender; provided, however, in no event shall the amount available under the Revolving Facility for Advances exceed $25,000,000 minus the aggregate outstanding amount of
Letter  of  Credit  Borrowings and Reimbursement  Obligations  in
excess of $5,000,000. All Advances made by the Lender to the Borrower under this Agreement with respect to the Revolving Facility shall be evidenced by a promissory note for the Lender dated the Closing Date payable to the order of the Lender, duly executed by the Borrower, and in the aggregate maximum principal amount of $30,000,000 (the "Note"). The date, amount, interest rate and duration of Interest Period (if applicable) of each Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make, or any error by the Lender in making, any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Note with respect to the Advances to be evidenced by the Note. The Advances shall bear interest as provided in Article 0 below.

      (b) If a draft drawn under any Letter of Credit is paid by the Lender, and the Borrower fails or refuses to reimburse the Lender for such payment, as required by Section 0, on or before the close of business on the next Business Day after demand is made by the Lender on the Borrower for such reimbursement, the Borrower hereby authorizes the Lender, without the requirement of notice to the Borrower, to satisfy the Reimbursement Obligation created by the payment of such draft by requesting Advances by the Lender under the Revolving Facility with interest at the Quoted Cost of Funds Rate. Such Advances shall not be subject to the provisions of Section 0.

      SECTION 2.2 Advances. Each Advance that is not designated by the Borrower as a LIBOR Loan shall bear interest at the Quoted Cost of Funds Rate. All such Advances shall be made not more frequently than once each Business Day and shall be made either on telephone request by the Borrower to the Bank not later than noon (Birmingham, Alabama time) on the day on which the Advance is to be made or in accordance with the provisions of the automated Control Account-Credit Line Service Agreement executed by the Borrower in favor of the Lender (the "Disbursement Agreement"). Each LIBOR Loan shall be in an amount not less than $1,000,000 and shall be in a multiple of $500,000. Each request for a LIBOR Loan must be in writing (which may be by facsimile) and must be received by the Lender not later than 10:00 a.m., Birmingham, Alabama time, at least three Business Days prior to the date of any LIBOR Loan. Each request for a LIBOR Loan shall be in the form attached hereto as Exhibit B ("Request for LIBOR Loan or Interest Rate Election") and shall specify the amount of the LIBOR Loan requested, the date as of which the LIBOR Loan is to be made and shall provide the interest rate information called for in Section 0. All LIBOR Loans requested in a single Request for LIBOR Loan or Interest Rate Election shall be subject to the same interest rate terms. Not later than 2:00 P.M. Birmingham, Alabama time, on the date specified for each LIBOR Loan hereunder, the Lender shall make available the amount of the LIBOR Loan to be made by it on such date to the Borrower by depositing the proceeds thereof into an account with the Lender in the name of the Borrower. The Lender's obligation to make Advances shall terminate, if not sooner terminated pursuant to other provisions of this Agreement, on the Termination Date. The Lender shall have no obligation to make Advances if a Default or Event of Default has occurred and is continuing. Each Request for LIBOR Loan or Interest Rate Election, whether submitted under this Section 0 in connection with a requested LIBOR Loan or under
Section 0 in connection with an interest rate election, shall be signed by an Authorized Representative of the Borrower designated as authorized to sign and submit Request for LIBOR Loan or Interest Rate Election forms in the documents submitted to the Lender pursuant to Section 6.4. The Borrower may, from time to time, by written notice to the Lender, terminate the authority of any Authorized Representative to submit Request for LIBOR Loan or Interest Rate Election forms, such termination of authority to become effective upon actual receipt by the Lender of such notice of termination. The Borrower may from time to time authorize other Authorized Representatives to sign and submit Request for
LIBOR Loan or Interest Rate Election forms by delivering to the Lender a certificate of the Secretary or Assistant Secretary of the Borrower certifying the incumbency and specimen signature of each such Authorized Representative. The Lender shall be entitled to rely conclusively upon the authority of any
Authorized Representative so designated by the Borrower. The Lender may, at its option, without any request by the Borrower, make Advances (with interest calculated at the Quoted Cost of Funds Rate) to itself for the purpose of paying overdrafts that the Borrower may have from time to time with respect to any operating account established by the Borrower with the Lender and promptly shall notify Borrower in each such event.

     SECTION 2.3  Letter of Credit Borrowings.

     (a)  From and after the Closing Date to and including thirty
(30) Business Days prior to the Termination Date, the Lender shall, upon the terms and subject to the conditions of this Agreement, issue Letters of Credit from time to time for the account of the Borrower in such amounts as may be requested by the Borrower, up to a maximum aggregate amount of Letter of Credit Borrowings at any one time outstanding that, when added to
(i) the then outstanding Reimbursement Obligations plus (ii) the then outstanding Advances, would not exceed the Maximum Credit Amount then in effect; provided, however, that no Letter of
Credit shall be issued if the issuance thereof would cause the aggregate outstanding amount of Letter of Credit Borrowings and Reimbursement Obligations to exceed the lesser of (y) $6,000,000 and (z) the difference between $30,000,000 and the outstanding amount of Advances under the Revolving Facility.

      (b) Each request by the Borrower for the issuance of a Letter of Credit (an "Application") shall be submitted to the Lender by the Borrower at least three (3) Business Days prior to the date the Letter of Credit is to be issued, shall be on the Lender's then standard application form for letters of credit, shall obligate the Borrower to reimburse the Lender on demand for any amounts drawn under a Letter of Credit and such other sums as may be provided for therein, and shall be executed by an Authorized Representative of the Borrower. In the event of any conflict between the provisions of any Application and the provisions of this Agreement, the provisions of this Agreement shall govern.

      (c) Each Letter of Credit shall (i) be a letter of credit issued in the ordinary course of the business of the Borrower;
(ii) expire by its terms on a date not later than thirty (30) Business Days prior to the Termination Date; (iii) be in an amount that complies with paragraph (a) of this Section 0; and
(iv) contain such further provisions and conditions as are standard and reasonable for ordinary irrevocable letters of credit and as may be requested by the Borrower, and reasonably satisfactory to the Lender.

     (d) The Borrower shall pay to the Lender a letter of credit fee on the aggregate amount of Letter of Credit Obligations outstanding on the date of determination at the rate equal to the applicable Margin on LIBOR Loans on a per annum basis as follows:

          (1) On the Closing Date a fee shall be payable for the period beginning on such Closing Date and ending on August
     31, 1997.

           (2) On each Quarterly Payment Date in each year a fee shall be payable for the period beginning on such date and ending three months later.

Such fees shall be calculated on the assumption that the Letter of Credit Obligations on the date of determination will be available for the entire period for which such fee is payable. At the end of such period the fee shall be recalculated based on the actual daily average of the Letter of Credit Obligations for such period, and the difference, if any, shall be added to or subtracted from, as the case may be, the commission payable for the next ensuing period or paid or credited as appropriate if there is no ensuing period.

      The Borrower acknowledges that the Lender will be required by applicable rules and regulations of the Federal Reserve Board to maintain reserves for its liability to honor draws made pursuant to a Letter of Credit. The Borrower agrees to reimburse the Lender promptly for all additional costs that it may hereafter incur solely by reason of its acting as issuer of the Letters of Credit and its being required to reserve for such liability, it being understood by the Borrower that other interest and fees payable under this Agreement do not include compensation of the Lender for such reserves. The Lender shall furnish to the Borrower, at the time of its demand for payment of such additional costs, the computation of such additional cost, which shall be conclusive absent manifest error, provided that such computations are made on a reasonable basis.

      The Borrower shall pay to the Lender administrative and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Lender and the Borrower shall agree from time to time.

      (e) This Agreement shall not terminate so long as any Letter of Credit is in effect; provided, however, no Letters of Credit shall be issued under this Agreement after the Termination
Date.

      SECTION 2.4 Payments. All interest accrued on Advances subject to the Quoted Cost of Funds Rate shall be payable on the first day of each successive March, June, September and December (each, a "Quarterly Payment Date"), commencing on September 1, 1997. All interest accrued on each LIBOR Loan having an Interest Period of three months or less, shall be payable at the end of the applicable Interest Period then in effect. All interest accrued on each LIBOR Loan having an Interest Period of greater than three months, shall be payable (a) the date that is three months after the initial date of the Interest Period applicable to such LIBOR Loan and (b) the last day of the Interest Period applicable to such LIBOR Loan. The principal amount of Loans, together with accrued interest thereon, shall be due on the Termination Date.

     SECTION 2.5  Prepayment.

      (a) The Borrower may at any time prepay all or any part of the Advances, without premium or penalty; provided, however, that
(1)  unless  the  Borrower pays the amounts, if  any,  due  under
Section 4.2, no LIBOR-Based Rate Segment may be prepaid during an Interest Period, and (2) any partial prepayment shall be in the amount of $100,000 or more unless prepayments are made pursuant to the terms of the Disbursement Agreement. The Borrower shall pay, on the date of prepayment, all interest accrued to the date of prepayment on any amount prepaid in connection with the prepayment in full of the Credit Obligations and the concurrent termination of this Agreement. The Borrower shall pay all interest accrued to the date of prepayment on the amount prepaid.

      (b) If at any time the principal amount of the Advances, together with the sum of the then outstanding Letter of Credit Borrowings and Reimbursement Obligations, is greater than the Maximum Credit Amount then in effect, the Borrower shall immediately make a prepayment (notwithstanding the provisions of clause (a) of this section, but subject to the provisions of
Section 4.2) on the Advances equal to the difference between said aggregate principal amount of the Advances plus the sum of the then outstanding Letter of Credit Borrowings and Reimbursement Obligations and the Maximum Credit Amount.

      SECTION 2.6 Reduction in Revolving Facility. The Borrower shall have the right from time to time on each Quarterly Payment Date, upon not less than five (5) Business Days' written notice to the Lender, to reduce the amount of the Revolving Facility. Each such reduction shall be in the aggregate principal amount of $5,000,000 or a larger integral multiple of $1,000,000, and shall permanently reduce the Maximum Credit Amount. No such reduction shall result in payment of a LIBOR-Based Rate Segment other than on the last day of the respective Interest Period. Each reduction of the Revolving Facility shall be accompanied by payment of the Loans to the extent that the Credit Obligations exceed the Revolving Facility after giving effect to such reductions together with accrued and unpaid interest on the amounts prepaid.

     SECTION 2.7  Fees.

      (a)   The  Borrower shall pay to the Lender on the  Closing
Date a closing fee equal to $60,000. This fee shall be fully earned and nonrefundable as of the Closing Date.

      (b) The Borrower shall pay to the Lender an availability fee (the "Availability Fee") that begins to accrue on the Closing Date and shall be computed at the rate of thirty-five hundredths of one percent (.35%) per annum times the daily average difference between (1) $25,000,000 and (2) the aggregate outstanding principal amount of the Advances made by the Lender. The Availability Fee shall be payable in arrears on each Quarterly Payment Date and on the Termination Date, commencing on September 1, 1997. The Availability Fee shall not be refundable under any circumstances and shall be calculated on an Actual/360 Basis.

      SECTION 2.8 Extension of Termination Date. The Borrower and the Lender may from time to time extend the then-current Termination Date to any subsequent termination date upon which the Borrower and the Lender may agree by executing a written extension agreement. Upon the execution of such an extension agreement by the Borrower and the Lender, the maturity date of the Credit Obligations shall be extended to the agreed-upon termination date, and the agreed-upon termination date shall become the new "Termination Date" for purposes of this Agreement.

     SECTION 2.9  Place and Time of Payments.

      (a) All payments by the Borrower to the Lender under this Agreement and the other Loan Documents shall be made in lawful currency of the United States and in immediately available funds to the Lender at its Principal Office or at such other address within the continental United States as shall be specified by the Lender by notice to the Borrower. Any payment received by the Lender after 2:00 p.m. (Birmingham, Alabama time) on a Business Day (or at any time on a day that is not a Business Day) shall be deemed made by the Borrower and received by the Lender prior to 2:00 p.m. on the following Business Day.

     (b) All amounts payable by the Borrower to the Lender under this Agreement or any of the other Loan Documents for which a payment date is expressly set forth herein or therein shall be payable on the specified due date without notice or demand by the Lender except as otherwise expressly provided herein. All amounts payable by the Borrower to the Lender under this Agreement or the other Loan Documents for which no payment date is expressly set forth herein or therein shall be payable ten days after written demand by the Lender to the Borrower. The Lender may, at its option, send written notice or demand to the Borrower of amounts payable on a specified due date pursuant to this Agreement or the other Loan Documents, but the failure to send such notice shall not affect or excuse the Borrower's obligation to make payment of the amounts due on the specified due date except as otherwise expressly provided herein.

      (c)   Payments that are due on a day that is not a Business
Day shall be payable on the next succeeding Business Day, and any interest payable thereon shall be payable for such extended time at the specified rate.

      (d) Except as otherwise required by law, payments received by the Lender shall be applied first to expenses, fees and charges, then to interest and finally to principal.

      (e) The Borrower agrees to pay to the Lender, on demand, a late charge computed as follows to cover the extra expense involved in handling late payments: The late charge will be equal to five percent (5.0%) of any payment that is not paid within twelve (12) days after it is due. The late charge shall never be less than $10.00 on each payment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other right the Lender may have, including the right to declare the entire unpaid principal and interest immediately due and payable.

                           ARTICLE 3

                            INTEREST

      SECTION 3.1 Applicable Interest Rates. The Borrower shall have the option to elect to have any Segment bear interest at the LIBOR-Based Rate. For any period of time and for any Segment with respect to which the Borrower does not elect the LIBOR-Based Rate, such Segment shall bear interest at the Quoted Cost of Funds Rate. The Borrower's right to elect a LIBOR-Based Rate for a Segment shall be subject to the following requirements:
(a) each Segment shall be in the amount of $1,000,000 or more and in an integral multiple of $500,000, (b) each such Segment shall have a maturity selected by the Borrower of one, two, three or six months and (c) no more than five Segments may be outstanding at any time; provided, however, that no such Segment shall have a maturity date later than the Termination Date.

      SECTION 3.2 Procedure for Exercising the LIBOR-Based Rate. The Borrower may elect to have the LIBOR-Based Rate apply to a Segment by notifying the Lender in writing (which may be by facsimile transmission) not later than 10:00 a.m., Birmingham, Alabama time, three (3) Business Days prior to the effective date on which any LIBOR-Based Rate is to become applicable. Any notice of interest rate election hereunder shall be irrevocable and shall be in the form attached hereto as Exhibit B and shall set forth the following: (a) the amount of the LIBOR-Based Rate Segment to which the requested interest rate will apply, (b) the date on which the selected interest rate will become applicable, and (c) the maturity selected for the Interest Period. On the day that the Lender receives a notice hereunder requesting that the requested LIBOR-Based Rate be applicable, the Lender shall use its best efforts to notify the Borrower by telephone or by facsimile transmission of the applicable LIBOR-Based Rate as early on that day or the next Business Day as may be practical in the circumstances. The Lender shall not be required to provide a LIBOR-Based Rate on any day on which dealings in deposits in
Dollars are not transacted in the London interbank market. If the Borrower does not immediately accept the LIBOR-Based Rate quoted by the Lender, the Lender may, in view of changing market conditions, revise the quoted LIBOR-Based Rate at any time.

      SECTION 3.3 Quoted Cost of Funds Rate. Each Segment subject to the Quoted Cost of Funds Rate shall bear interest from the date the Quoted Cost of Funds Rate becomes applicable thereto until payment in full, or until a LIBOR-Based Rate is selected by the Borrower and becomes applicable thereto, on the unpaid principal balance of such Segment on an Actual/360 Basis. Any change in the Quoted Cost of Funds Rate shall take effect on the effective date of such change in the Quoted Cost of Funds Rate designated by the Lender, without notice to the Borrower and without any further action by the Lender. Notwithstanding the foregoing, for the purpose of enabling the Lender to send periodic billing statements in advance of each interest payment date reflecting the amount of interest payable on such interest payment date, at the option of the Lender, the Quoted Cost of Funds Rate, in effect 15 days prior to each interest payment date shall be deemed to be the Quoted Cost of Funds Rate, as continuing in effect until the date prior to such interest payment date for purposes of computing the amount of interest payable on such interest payment date. If the Lender elects to use the Quoted Cost of Funds Rate 15 days prior to the interest payment date for billing purposes, and if the Quoted Cost of Funds Rate changes during such 15-day period, the difference between the amount of interest that in fact accrues during such period and the amount of interest actually paid will be added to or subtracted from, as the case may be, the interest otherwise payable in preparing the periodic billing statement for the next succeeding interest payment date. In determining the amount of interest payable at the Termination Date or upon full prepayment of the Credit Obligations, all changes in the Quoted Cost of Funds Rate, occurring on or prior to the day before the Termination Date or the date of such full prepayment shall be taken into account.

      SECTION 3.4 LIBOR-Based Rate. Each LIBOR-Based Rate Segment shall bear interest from the date the LIBOR-Based Rate becomes applicable thereto until the end of the applicable Interest Period on the unpaid principal balance of such LIBOR-Based Rate Segment at the LIBOR-Based Rate on an Actual/360 Day Basis.

      SECTION 3.5 Post Maturity Interest. Upon and after the occurrence of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under applicable bankruptcy laws) payable upon demand at a rate that is 2.00% per annum (calculated on an Actual/360 Basis) in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate that is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Advances bearing interest at the Quoted Cost of Funds Rate); provided that, in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such LIBOR Loans shall thereupon bear interest at the Quoted Cost of Funds Rate and thereafter bear interest payable upon demand at a rate that is 2.00% per annum (calculated on an Actual/360 Basis) in excess of the interest rate otherwise payable under this Agreement for Segments bearing interest at the Quoted Cost of Funds Rate. The payment or acceptance of the increased rate provided by this
Section 0 shall not constitute a waiver of any Event of Default or an amendment to this Agreement or otherwise prejudice or limit any rights or remedies of the Lender. Interest on all Loans shall be calculated on an Actual/360 Basis.

      SECTION 3.6 Changes in Margin. Any change in the LIBOR-Based Rate or Quoted Cost of Funds Rate because of a change in the applicable Margin shall become effective as of the first day of the fiscal quarter next following the receipt by the Lender of the Compliance Certificate furnished by the Borrower to the Lender pursuant to Section 7.3(4) hereof, stating that as a result of a change in the Fixed Charges Coverage Ratio there has been a change in the Margin. Any such change in the Margin shall be effective without notice to the Borrower and without any further action by the Lender. From the Closing Date until the first day of the first fiscal quarter after receipt by the Lender of the financial statements for the fiscal quarter ending August 31, 1997 pursuant to Section 7.3 below, the applicable Margin shall be 1.625%.


                           ARTICLE 4

      TERMINATION OF LIBOR-BASED RATE AND YIELD PROTECTION

      SECTION  4.1  Termination of LIBOR-Based Rate; Increase  in
LIBOR-Based Rate; Reduction of Return.

      (a)   If  at any time the Lender shall reasonably determine
(which determination, if reasonable, shall be final, conclusive and binding upon all parties) that:

           (1) by reason of any changes arising after Closing Date affecting the London interbank market or affecting the position of the Lender in such market, adequate and fair means do not exist for ascertaining the LIBOR-Based Rate by reference to the LIBOR Quote with respect to a LIBOR-Based Rate Segment; or

          (2) the continuation by the Lender of LIBOR-Based Rate Segments at the LIBOR-Based Rate or the funding thereof in the London interbank market would be unlawful by reason of any law, governmental rule, regulation, guidelines or order; or

          (3) the continuation by the Lender of LIBOR-Based Rate Segments at the LIBOR-Based Rate or the funding thereof in the London interbank market would be impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the London interbank market;

then, and in any such event, the Lender shall on such date give notice (by telephone and confirmed in writing) to the Borrower of such determination. The obligation of the Lender to make or maintain LIBOR-Based Rate Segments so affected or to permit interest to be computed thereon at the LIBOR-Based Rate, as the case may be, shall be terminated, and interest shall thereafter be computed on the affected LIBOR-Based Rate Segment at the Quoted Cost of Funds Rate.

      (b) It is the intention of the parties hereto that the LIBOR-Based Rate shall accurately reflect the cost to the Lender of maintaining any LIBOR-Based Rate Segment during the applicable Interest Period assuming the Lender purchases any such time deposits and obtains such funds comprising any LIBOR-Based Rate Segment. Accordingly, if by reason of any change after the Closing Date in any applicable Governmental Requirement (or any interpretation thereof and including the introduction of any new Governmental Requirement), including any change in the LIBOR Reserve Requirement, the cost to the Lender of maintaining any LIBOR-Based Rate Segment or funding the same by means of a London interbank market time deposit, as the case may be, shall increase, the LIBOR-Based Rate applicable to such LIBOR-Based Rate Segment shall be adjusted as necessary to reflect such change in cost to the Lender, effective as of the date on which such change in any applicable Governmental Requirement becomes effective. Any amounts due under this Section 0 as a result of a change in the LIBOR Reserve Requirement shall only be payable by the Borrower to the extent the Lender incurs actual costs associated with any such change.

      (c) If the Lender shall have determined that the adoption after the Closing Date of any Governmental Requirement regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or any lending office of the Lender) or the Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, as a consequence of the Lender's obligations under this Agreement or the Advances made by the Lender pursuant hereto to a level below that which the Lender or the Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lender's guidelines with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

      SECTION 4.2 Compensation. The Borrower shall compensate the Lender for all reasonable losses, expenses and liabilities (including any interest paid by the Lender to lenders on funds borrowed by the Lender to make or carry any LIBOR-Based Rate Segment and any loss sustained by the Lender in connection with the re-employment of such funds), that the Lender may sustain:
(a) if for any reason (other than a default by the Lender) following agreement between the Borrower and the Lender as to the LIBOR-Based Rate applicable to the LIBOR-Based Rate Segment the Borrower fails to accept such LIBOR-Based Rate Segment, (b) as a consequence of any unauthorized action taken or default by the Borrower in the repayment of any LIBOR-Based Rate Segment when required by the terms of this Agreement or (c) as a consequence of the prepayment of any LIBOR-Based Rate Segment pursuant to
Section 2.5. A certificate as to the amount of any additional amounts payable pursuant to this section or Section 4.1(b) or (c) (setting forth in reasonable detail the basis for requesting such amounts) submitted by the Lender to the Borrower shall be conclusive, in the absence of manifest error. The Borrower shall pay to the Lender the amount shown as due on any such certificate delivered by the Lender within 30 days after the Borrower's receipt of the same.


                           ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lender as follows:

      SECTION 5.1 Organization Powers, Existence, etc. (a) The Borrower is duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, (b) the Borrower has the power and authority to own its properties and assets and to carry on its business as now being conducted, (c) the Borrower has the power to execute, deliver and perform the Loan Documents to which it is a party, (d) the Borrower is duly qualified to do business in each state with respect to which the failure to be so qualified would have a material adverse effect on its properties or business and (e) except as set forth in
Schedule 5.1(e) hereto, has not done business under any other name, trade name or otherwise within the five years immediately preceding the Closing Date.

       SECTION 5.2 Authorization of Borrowing, etc. The execution, delivery and performance of the Loan Documents (a) have been duly authorized by all requisite action and (b) will not violate any Governmental Requirement, the articles of incorporation or bylaws of the Borrower, or any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its properties are bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in a material adverse change, when taken as a whole.

     SECTION 5.3 Liabilities. The Borrower has furnished to the Lender a copy of the audited balance sheet of the Borrower dated as of June 1, 1996 and a statement of changes in shareholders' equity and the related statements of income and cash flow as of the end of fiscal year 1996 and the unaudited balance sheet of the Borrower dated as of March 1, 1997, and the related statements of income and cash flow for the fiscal period then ended. Such financial statements were prepared in conformity with generally accepted accounting principles consistently applied throughout the period involved, are in accordance with the books and records of the Borrower, are correct and complete and present fairly the financial condition of the Borrower as of the date of such financial statements, and, since the date of such financial statements, no material adverse change in the financial condition, business or operations of the Borrower has occurred. The Borrower has no Liabilities, Guaranteed
Obligations or other obligations or liabilities, direct or contingent, that are material in amount other than the Liabilities reflected in such balance sheet and the notes thereto.

      SECTION 5.4 Taxes. Except as set forth in Schedule 5.4 hereto, the Borrower has filed or caused to be filed all federal, state and local tax returns that are required to be filed, and has paid all taxes as shown on said returns or on any assessment received by the Borrower to the extent that such taxes have become due giving effect to all extensions then obtained. The Borrower has reserves which are believed by the officers of the Borrower to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

      SECTION  5.5  Litigation.  Except as disclosed is  Schedule
5.5 attached hereto, there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower, by or before any Governmental Authority that involve any of the transactions contemplated in this Agreement or the possibility of any judgment or liability that may reasonably be likely to result in a material adverse change in the operations or financial condition of the Borrower taken as a whole; and the Borrower is not in default with respect to any material Governmental Requirement which default could reasonably be likely to have a material adverse effect upon the operations or financial condition of the Borrower taken as a whole.

     SECTION 5.6 Agreements. The Borrower is not a party to any agreement or instrument, or subject to any charter or other corporate or restriction, that materially and adversely affects its business, properties or assets, operations or condition, financial or otherwise, or is in default in the performance, observance or fulfillment of any of the obligations contained in any agreement or instrument to which it is a party, which default could reasonably be likely to have a material adverse effect upon the operations or financial condition of the Borrower.

      SECTION 5.7 Use of Proceeds. The Borrower does not intend to use any part of the proceeds of Advances for the purpose of purchasing or carrying any Margin Stock or retiring any debt incurred to purchase or carry any Margin Stock or for any other purpose that is not expressly authorized by this Agreement.

     SECTION 5.8  ERISA.

           (a)  Identification of Plans.  Except as disclosed  in
     Schedule 5.8(a) attached hereto, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any Plan that is a Plan subject to Title IV of ERISA.

           (b) Liabilities. Except as disclosed in Schedule 5.8(b) attached hereto, the Borrower is not currently or will not become subject to any liability (other than routine Plan expenses or contributions, if timely paid), tax or penalty whatsoever to any person whomsoever, which liability, tax or penalty is directly or indirectly related to any Plan including, but not limited to, any penalty or liability arising under Title I or Title IV of ERISA, any tax or penalty resulting from a loss of deduction under Sections 404 or 419 of the Code, or any tax or penalty under Chapter 43 of the Code, except such liabilities, taxes, or penalties (when taken as a whole) as will not have a material adverse effect on the Borrower, or upon its financial condition, assets, business, operations, liabilities or prospects; and

           (c) Funding. Except as disclosed in Schedule 5.8(c) attached hereto, the Borrower and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law and (ii) required to be paid as expenses of each Plan. No Plan would have an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) if such Plan were terminated as of the date on which this representation and warranty is made.

       SECTION   5.9    Subsidiaries.   The   Borrower   has   no
Subsidiaries.

      SECTION 5.10 Principal Place of Business. The principal place of business and chief executive office of the Borrower is at its address shown in Section 0 and will not be changed from such address unless, prior to such change, the Borrower shall have notified the Lender of the proposed change.

     SECTION 5.11  Environmental Laws.

      (a) To the best knowledge of the Borrower, all properties owned or used by the Borrower, while under the custody, care and control of the Borrower, have been maintained in compliance in all material respects with all federal, state and local environmental protection, occupational, health and safety or similar laws, including the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. 6901 et seq.), Safe Water Drinking Act (42 U.S.C.
  3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. 261 et seq.), Clean Air Act (42 U.S.C. 7401 et seq.) and Comprehensive Environmental Response of Compensation and Liability Act (42 U.S.C. 6901 et seq.) ("CERCLA").

      (b) The Borrower has not received any written notification from any Governmental Authority with respect to current, existing violations of any of the laws enumerated in clause (a) above, or pursuant to any of their respective implementing regulations or state analogues to such laws or regulations.

      (c) There has not been, at any location owned or used by the Borrower, any "Release" by the Borrower, or anyone within the Borrower's control, or to the best of the Borrower's knowledge, any other person, of any Hazardous Materials.

     (d) To the best knowledge of the Borrower, the Borrower has not sent or arranged for the transportation or disposal of Hazardous Materials or wastes to a site which, pursuant to CERCLA or any similar state law (i) has been placed, or is proposed (by the Environmental Protection Agency or relevant state authority) to be placed, on the "National Priorities List" of hazardous waste sites or its state equivalent, or (ii) is subject to a claim, an administrative order or other request to take "removal" or "remedial" action (in each case as defined in CERCLA) by any person.

      (e) The Borrower has not used and does not use storage tanks located on any property owned or presently leased by the Borrower.

     SECTION 5.12 Disclosure. No financial statement, document, certificate or other written communication furnished to the Lender by or on behalf of the Borrower in connection with any Loan Document contains any untrue statement of a material fact after giving effect to all other statements so delivered to the Lender.

      SECTION  5.13   Licenses.  All material licenses,  permits,
accreditations and approvals required by all Governmental Authorities necessary in order for each restaurant to be operated for its intended purpose have been obtained and are in full force and effect.

      SECTION 5.14 Title to Properties. The Borrower has good and marketable title to all its properties and assets reflected on the balance sheet referred to in Section 0 except for those matters shown on such balance sheet and except for such properties and assets as have been disposed of since the date of said balance sheet as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of the business. All such properties and assets are free and clear of all Liens, except as otherwise permitted or required by the provisions of the Loan Documents.

      SECTION 5.15 Enforceability. This Agreement and each of the other Loan Documents, when duly executed and delivered by the Borrower in accordance with the provisions of this Agreement, will constitute the legal, valid and binding, joint and several, obligations of the Borrower, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws affecting the rights and remedies of creditors generally.

      SECTION 5.16 Consents, Registrations, Approvals, etc. No registration with or consent or approval of, or other action by, any Governmental Authority is required for the execution, delivery and performance of this Agreement or the other Loan Documents, or the borrowings under this Agreement, by the Borrower.

      SECTION 5.17 Solvency. The Borrower is Solvent, and the Borrower will not, as a result of the transactions provided for herein (i) become not Solvent, (ii) be left with unreasonably small capital, (iii) incur debts beyond its ability to pay them as they mature or (iv) have Liabilities (including reasonable contingencies) in excess of the fair saleable value of its assets.

      SECTION 5.18 Patents, Trademarks. The Borrower owns, or possesses the right to use, all the patents, trademarks, service marks, trade names, copyrights, franchises, consents, authorizations and licenses and rights with respect to the foregoing, necessary for the conduct of its business as now conducted and proposed to be conducted, without any known conflict with the rights of others.


                           ARTICLE 6

                 GENERAL CONDITIONS OF LENDING

      The Lender's obligation to make each Advance and to issue each Letter of Credit hereunder is subject to the following conditions precedent:

     SECTION 6.1 Representations and Warranties. On the Closing Date and the date of each Advance or issuance of a Letter of Credit hereunder and on the date the Borrower presents to the Lender a Request for LIBOR Loan or Interest Rate Election form or Application, the representations and warranties set forth in this Agreement and in all other Loan Documents shall be true and correct on and as of such date in all material respects with the same effect as though such representations and warranties had been made on the date of the Advance or issuance of the Letter of Credit or on the date the Borrower presents to the Lender a Request for LIBOR Loan or Interest Rate Election form or Application, as the case may be (or in the case of any such representation and warranty made as of a particular date, as of such particular date). Each such warranty and representation shall be deemed to be continuing in effect so long as this Agreement remains in effect unless updated by the Borrower in a written notice to the Lender given prior to the presentation of a Request for LIBOR Loan or Interest Rate Election or Application. The presentation by the Borrower of each Request for LIBOR Loan or Interest Rate Election or Application shall constitute a representation and warranty by the Borrower to the Lender that no material adverse change in the financial condition of the Borrower, as reflected in the financial statements delivered to the Lender pursuant to Section 0 has occurred since the date of such financial statements.

      SECTION 6.2 No Default. On the Closing Date and the date of each Advance hereunder and on the date of the issuance of each Letter of Credit, the Borrower shall be in compliance in all material respects with all the terms and conditions set forth in this Agreement on its part to be observed or performed, and no Default or Event of Default shall have occurred and be continuing. The presentation by the Borrower of each Request for LIBOR Loan or Interest Rate Election and Application shall constitute a representation and warranty by the Borrower to the Lender that no Default or Event of Default has occurred and is continuing.

      SECTION 6.3 Required Items. On and as of the Closing Date and on and as of the date of each Advance and on the date the Borrower presents to the Lender each Request for LIBOR Loan and Interest Rate Election form, the Lender must have received all financial statements (if any), reports and other items required as of that date under Article 2 and Article 7 of this Agreement.

     SECTION 6.4 Authorized Representative Certificates. On and as of the Closing Date, the Borrower must have delivered to the Lender the following certificates executed by the appropriate Authorized Representatives of the Borrower, each of which certificates must be of a current date and must be satisfactory in form and substance to the Lender: (a) a certificate confirming compliance by the Borrower with the conditions precedent set forth in Sections 6.1 and 6.2; (b) a certificate certifying as in full force and effect resolutions of its directors authorizing the transactions contemplated by the Loan Documents and authorizing certain Authorized Representatives of the Borrower to execute the Loan Documents on behalf of the Borrower and to act on behalf of the Borrower with respect to the Loan Documents, including the authority to request disbursements of the proceeds of the Advances and to direct the disposition of such proceeds (including Request for LIBOR Loan and Interest Rate Election forms); and (c) a certificate certifying as true and correct, as amended, attached copies of the organizational documents of the Borrower and the incumbency and signature of each Authorized Representative of the Borrower specified in said resolutions. The Lender may conclusively rely on the certified resolutions described in Section 6.4(b) as to all actions on behalf of the Borrower by the Authorized Representatives specified therein until the Lender receives further duly adopted resolutions cancelling or amending the prior resolutions.

      SECTION 6.5 Other Supporting Documents. The Lender must receive on or before the Closing Date the following, each of which  must  be satisfactory to the Lender in form  and  content,
(a) such opinions of counsel, certificates, proceedings, instruments and other documents as the Lender or its counsel may reasonably request to evidence (1) compliance by the Borrower and all other parties to the Loan Documents with legal requirements,
(2) the truth and accuracy as of the Closing Date of the respective representations thereof contained in the Loan Documents, and (3) the due performance or satisfaction by such parties at or prior to the Closing Date of all agreements then required to be performed and all conditions then required to be satisfied by them pursuant to the Loan Documents, and (b) such additional supporting documents as the Lender or its counsel may reasonably request.


                           ARTICLE 7

               GENERAL COVENANTS OF THE BORROWER

      From  the Closing Date until payment in full of the  Credit
Obligations, the Borrower covenants and agrees that:

     SECTION 7.1  Existence, Properties, etc.  The Borrower shall
(a) do or cause to be done all things necessary to preserve and keep in full force and effect its existence, all material rights and franchises and comply in all material respects with all Governmental Requirements applicable to it and (b) at all times maintain, preserve and protect all necessary franchises and trade names and preserve such of its property as the Borrower reasonably determines at any date of determination to be useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and the failure to do which would have a material adverse effect on the Borrower; and at all times keep its insurable properties adequately insured and maintain, and pay all premiums and costs of, (i) insurance on its properties to such extent and against such risks, including fire, as is customary with companies in the same or a similar business,
(ii) necessary workmen's compensation insurance and (iii) such other insurance (including liability insurance) as may be required by law or as may otherwise be customarily maintained by companies in the same or a similar business.

      SECTION 7.2 Payment of Indebtedness, Taxes, etc. The Borrower shall (a) pay its indebtedness and obligations in accordance with normal terms and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and other charges or levies of Governmental Authorities imposed upon it or upon its income and profits or upon any of its properties before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might reasonably be likely to become a Lien upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such indebtedness, obligation, tax, assessment, charge, levy or claim so long as the validity thereof shall be duly pursued and contested in good faith by appropriate action or proceedings and the Borrower shall maintain to the extent required under generally accepted accounting principles, adequate reserves for such taxes, indebtedness, obligations, assessments, charges, levies or claims during such proceedings.

      SECTION  7.3   Financial  Statements,  Reports,  etc.   The
Borrower shall deliver or cause to be delivered to the Lender:

           (1) Not later than 60 days after the end of each first, second and third fiscal quarter, a copy of the Borrower's 10-Q as filed with the Securities and Exchange Commission or if such filing is no longer required, a balance sheet and a statement of revenues and expenses of the Borrower and a statement of cash flow of the Borrower for such fiscal quarter and for the period beginning on the first day of the fiscal year and ending on the last day of such fiscal quarter (in sufficient detail to indicate the Borrower's compliance with the financial covenants set forth in this Article 0), together with statements in comparative form for the corresponding periods in the preceding fiscal year, and certified by the chief executive officer, president or chief financial officer of the Borrower; each certificate provided pursuant to this clause (1) shall state that, except as disclosed in such certificate (a) on the date of such certificate the representations and warranties set forth in this Agreement and all the other Loan Documents are true and correct in all material respects on and as of such date with the same effect as though such representations and warranties had been made on such date, and (b) no Default or Event of Default has occurred and is continuing as of such date or, if such certificate discloses that a Default or Event of Default has occurred and is continuing as of such date, such certificate shall describe such Default or Event of Default in reasonable detail and state what action, if any, the Borrower are taking or propose to take with respect thereto.

           (2) Not later than 105 days after the end of each fiscal year, a copy of the Borrower's 10-K as filed with the Securities and Exchange Commission or if such filing is no longer required, financial statements (including a balance sheet, a statement of revenues and expenses, a statement of changes in shareholders' equity and a statement of cash flow) of the Borrower for such fiscal year (in sufficient detail to indicate the Borrower's compliance with the financial covenants set forth in this Article 0), together with statements in comparative form for the preceding fiscal year, and accompanied by an opinion of certified public accountants acceptable to the Lender, which opinion shall state in effect that such financial statements (A) were audited using generally accepted auditing standards, (B) were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and (C) present fairly the financial condition and results of operations of the Borrower for the periods covered.

           (3)   With  the  financial statements submitted  under
     Section 7.3(1) and 7.3(2), a certificate signed by the party certifying said statement to the effect that no Event of Default, nor any event that, upon notice or lapse of time or both, would constitute an Event of Default, exists or, if any such Event of Default or event exists, specifying the nature and extent thereof.

          (4) Together with the financial statements required by paragraphs (1) and (2) above, a compliance certificate duly executed by an Authorized Representative of the Borrower substantially in the form of Exhibit C attached hereto evidencing compliance with the covenants set forth in
     Section 7.8 (a "Compliance Certificate").

           (5) Contemporaneously with the distributions thereof to the Borrower's stockholders or the filing thereof with the Securities and Exchange Commission, as the case may be, copies of all statements, reports, notices and filings distributed by the Borrower to its stockholders or filed with the Securities and Exchange Commission.

          (6) Promptly upon receipt thereof, copies of all other reports, management letters and other documents submitted to it by independent accountants in connection with any annual or interim audit of its books made by such accountants.

          (7) Promptly after the Borrower knows or has reason to know of the occurrence of any "reportable event" under
     Section 4043 of ERISA applicable to the Borrower or other ERISA Affiliate, a certificate of the chief executive officer, president or chief financial officer of the Borrower setting forth the details as to such "reportable event" and the action that the Borrower or other ERISA Affiliate has taken or will take with respect thereto, and promptly after the filing or receiving thereof, copies of all reports and notices that any Borrower or other ERISA Affiliate files under ERISA with the Internal Revenue Service or the PBGC or the United States Department of Labor.

           (8) As soon as practicable, such other information regarding the business affairs, financial condition or operations of the Borrower as the Lender shall reasonably request from time to time or at any time.

       SECTION 7.4 Litigation Notice. The Borrower shall, promptly after the same shall have become known to any officer of the Borrower, notify the Lender in writing of any action, suit or proceeding at law or in equity or by or before any Governmental Authority that, if adversely determined, might reasonably be likely to impair the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document or might materially and adversely affect the business or condition, financial or other, of the Borrower.

      SECTION 7.5 Default Notice. The Borrower shall promptly give notice in writing to the Lender of the occurrence of (a) any Default or Event of Default, and (b) any event of default or any event which upon notice or lapse of time or both would constitute such an event of default under any other document or agreement to which the Borrower is a party with entities other than the Lender, which default would have a material and adverse effect on the continued business operations of the Borrower, taken as a whole.

      SECTION 7.6 Further Assurances. The Borrower shall at its cost and expense, upon the request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of the Lender or its counsel to carry out more effectively the provisions and purposes of the Loan Documents.

     SECTION 7.7  Insurance.  [Intentionally omitted].

      SECTION 7.8  Covenants Regarding Financial Condition.   The
Borrower covenants and agrees that:

           (1) Fixed Charges Coverage Ratio. The Fixed Charge Coverage Ratio for any four consecutive fiscal quarters immediately preceding the date of determination shall not be less than (x) 1.15 to 1.0 at any time during fiscal year
     1998, (y) 1.25 to 1.0 at any time during fiscal year 1999 and (z) 1.35 to 1.0 at any time during fiscal year 2000.

          (2) Debt to EBITDAR Ratio. The ratio of Debt plus six times Operating Lease Payments for any four consecutive fiscal quarters to EBITDAR for such period shall not be greater than (x) 4.0 to 1.0 at the end of any fiscal quarter during fiscal year 1998, (y) 3.75 to 1.0 at the end of any fiscal quarter during fiscal year 1999 and (z) 3.5 to 1.0 at the end of any fiscal quarter during fiscal year 2000.

           (3) Capital Expenditures. The Borrower will not make in the aggregate in any consecutive four fiscal quarters
     Capital Expenditures that exceed $20,000,000.

           (4) Net Worth. The Borrower will not permit its Net Worth to be at any time less than the sum of (i) $37,250,000 plus (ii) 100% of cumulative Net Income, if positive, after taxes for the period from June 1, 1996 through the date of determination, less dividends actually paid during such period, determined on a quarterly basis; provided, however, the amount of dividends paid cannot exceed 125% of Net Income for fiscal year ending 1998, 110% of Net Income for fiscal year ending 1999 and 100% of Net Income thereafter.

           (5) Investment and Loans. The Borrower will not, directly or indirectly, purchase or otherwise acquire any stock, security, obligation or evidence of indebtedness of, make any capital contribution to, own any equity interest in, or make any loan or advance to, any other person; provided, however, that it may acquire and continue to hold Permitted Investments.

           (6) Disposition of Assets. The Borrower will not without the consent of the Lender, sell, lease, transfer or otherwise dispose of any substantial part of its properties and assets.

           (7) Consolidation or Merger. The Borrower will not consolidate with or merge with or into another person or permit any other person to merge into it other than (x) a merger or consolidation in which the Borrower is the surviving entity and no Default or Event of Default shall occur as a result thereof and (y) any merger of Subsidiaries with the Borrower or each other.

           (8) Liens. The Borrower will not, nor (except to the extent required in connection with the terms of purchase money Debt or performance or surety bond obligations or as required by law or any Governmental Authority having jurisdiction over the Borrower) covenant with any other person not to, incur, create, assume or permit to exist any Lien upon any of its accounts receivable, contract rights, chattel paper, inventory, equipment, instruments, general intangibles or other personal or real property of any character, whether now owned or hereafter acquired, other than Liens that constitute Permitted Encumbrances.

           (9) Sale of Receivables. The Borrower will not sell, assign or discount, or grant or permit any Lien on, any of its accounts receivable or any promissory note held by it, with or without recourse, other than the discount of such notes in the ordinary course of business for collection.

           (10) Lease Obligations. The Borrower will not incur, create, permit to exist or assume any commitment to make any direct or indirect payment, as rent, under any lease, rental or other arrangement for the use of property of any other person, if immediately thereafter the aggregate of such payments to be made by it would exceed $15,000,000 (exclusive of Technology Leases) plus up to $3,000,000 of payments with respect to Technology Leases in any consecutive four fiscal quarters.

           (11) Indebtedness. The Borrower will not incur, create, assume or permit to exist any Debt, except the indebtedness evidenced by the Note, other Debt to the Lender, purchase money obligations in respect of Liens allowed under Section 7.8(8), Debt set forth in Schedule 7.8(11) attached hereto existing on the date hereof, Debt not exceeding $500,000 in the aggregate and capitalized lease obligations.

           (12) Guaranties. The Borrower will not guarantee, endorse, become surety for or otherwise in any way become or be responsible for the indebtedness, liabilities or obligations of any other person, whether by agreement to purchase the indebtedness or obligations of any other person, or agreement for the furnishing of funds to any other person (directly or indirectly, through the purchase of goods, supplies or services or by way of stock purchase, capital contribution, working capital maintenance agreement, advance or loan) or for the purpose of paying or discharging the indebtedness or obligations of any other person, or otherwise, except for the endorsement of negotiable instruments in the ordinary course of business for collection.

           (13) Take or Pay Contracts. The Borrower will not enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, materials, supplies or other property is ever made or tendered.

           (14) Sale-Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any person whereby it sells or transfers any property, real, personal or mixed, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, unless (A) such transaction is entered into on commercially reasonable terms on an arms'-length basis; (B) the Borrower notifies the Lender of any proposed lease transaction subject to the provisions of this clause and advises the Lender as to the terms thereof, within 30 days prior to the effective date of such lease; and (C) the net cash proceeds (if any) to the Borrower, from such transaction are immediately applied to reduce the Credit Obligations.

           (15) Permitted Acquisitions. The Borrower shall not make in any given fiscal year any acquisition having a cost in excess of $5,000,000, if, on the date of the acquisition a Default or Event of Default would occur or would result from such acquisition without the express prior written consent of the Lender.

           (16)  Solvency.   The  Borrower will  continue  to  be
     Solvent.

     SECTION 7.9 Continuation of Current Business. The Borrower will not engage in any business other than the restaurant business and substantially related businesses.

      SECTION 7.10 Cooperation; Inspection of Properties. The Borrower shall permit the Lender and its representatives to inspect the Borrower's properties and assets (including all Stores), and to inspect, review and audit the Borrower's books and records from time to time and at any time, after reasonable notice and at reasonable times all with minimal disruption.

      SECTION 7.11 Use of Proceeds. The Borrower shall use the proceeds exclusively for general corporate purposes and other capital needs including expenditures involving the construction of new Borrower-owned restaurants and/or renovations of existing cafeterias.

      SECTION 7.12 Transactions with Affiliates. The Borrower will not, directly or indirectly, enter into any lease or other transaction with any Affiliate on terms that are less favorable to the Borrower entering into such lease or other transaction than those that are typical of those obtained at the time from persons who are not Affiliates of the Borrower.

      SECTION  7.13   Change in Management.   The  Borrower  will
promptly notify the Lender of any change with respect to the members of the Board of Directors of the Borrower or any change in the senior executive officers of the Borrower.

      SECTION 7.14 Continuation of Current Business, Offices, Name, etc. The Borrower will not (a) remove its principal place of business or business records from Clayton County, Georgia, unless the removal is pursuant to a merger, consolidation or transfer of assets approved by the Lender; or (b) without providing the Lender with prior written notice, change its name or conduct its business in any name other than its current names; or (c) enter into (1) any agreement whereby the management, supervision or control of its business is delegated to or placed in any person other than its governing body and officers or
(2) any contract or agreement whereby any of its principal functions are delegated to or placed in any agent or independent contractor.

      SECTION 7.15 Creation or Acquisition of Subsidiaries. The Borrower may from time to time create or acquire new Subsidiaries in connection with permitted acquisitions allowed under Section 7.8(15) or otherwise in accordance with this Agreement, provided that promptly (and in any event within fifteen (15) Business
Days) after the creation or direct or indirect acquisition by the Borrower of any such new Subsidiary, such new Subsidiary will execute and deliver to the Lender a Guaranty Agreement in the form customarily used by the Lender in similar transactions and all such other documents necessary to cause it to guaranty all the Credit Obligations.


                           ARTICLE 8

                 EVENTS OF DEFAULT AND REMEDIES

      SECTION  8.1   Events  of  Default.   The  following  shall
constitute Events of Default under this Agreement:

           (a) default in the due payment of any principal or interest payable under the terms of any Note or any other amount payable under this Agreement or any other of the Credit Obligations or any other amount owed to the Lender under or in connection with any of the Loan Documents and, if such default is with respect to a payment other than a principal payment, such nonpayment continues for five (5) days after such due date; or

           (b) the Borrower shall default in the observance or performance of any provision in Sections 7.3, 7.8, 7.11, 7.12, 7.14 and 7.15; or

           (c) the Borrower shall default in the performance or observance of any provision of this Agreement, except those covered by clauses (a) and (b) above, and shall not cure such default within 30 days after the first to occur of (i) the date the Lender gives written or telephonic notice of the default to the Borrower or (ii) the date an Authorized Representative of the Borrower otherwise has actual notice thereof; or

           (d) the Lender shall determine that any statement, certification, representation or warranty contained herein, or in any of the other Loan Documents or in any report, financial statement, certificate or other instrument delivered to the Lender by or on behalf of the Borrower, was misleading or untrue in any material respect at the time it was made; or

           (e) default shall be made with respect to any Debt (other than the Credit Obligations) of the Borrower when due or the performance of any other obligation incurred in connection with any Debt of the Borrower, if the effect of such default is to accelerate the maturity of such Debt or to permit the holder thereof to cause such Debt to become due prior to its stated maturity, or any such Debt shall not be paid when due, if the aggregate amount of all such Debt involved exceeds $1,000,000; or

          (f) the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or other custodian of it or any of its properties or assets,
     (ii) fail or admit in writing its inability to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) suffer or permit an order for relief to be entered against it in any proceeding under the federal Bankruptcy Code, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking an arrangement with creditors or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, or if corporate or partnership action shall be taken by the Borrower for the purpose of effecting any of the foregoing; or

            (g) a petition shall be filed, without the application, approval or consent of any of the Borrower, in any court of competent jurisdiction, seeking bankruptcy, reorganization, rearrangement, dissolution or liquidation of the Borrower or of all or a substantial part of the properties or assets of the Borrower, or seeking any other relief under any law or statute of the type referred to in clause (v) of paragraph (f) above against the Borrower, or the appointment of a receiver, trustee, liquidator or other custodian of the Borrower or of all or a substantial part of the properties or assets of the Borrower, and such petition shall not have been dismissed within 60 days after the filing thereof; or

           (h) there shall occur the insolvency, dissolution, liquidation or suspension of business of the Borrower or the issuance of a writ of execution, attachment or garnishment against the assets of the Borrower, and such writ of execution, attachment or garnishment shall not be dismissed, discharged or quashed within 30 days of issuance; or

           (i) the Borrower shall default under any agreement material to the operation of its business as conducted on the Closing Date or proposed to be conducted which default shall have a material adverse effect on the Borrower; or

           (j) final judgment or judgments for the payment of money in excess of an aggregate of $500,000 (in excess of insurance coverages) shall be rendered against any of the Borrower and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or

           (k) any event with respect to a Plan shall have occurred that would result in termination of such Plan (a "Termination Event") and, 30 days after the Borrower has notice thereof, (i) such "Termination Event" shall still exist and (ii) the sum (determined as of the date of occurrence of such "Termination Event") of the "Insufficiency" of such Plan attributable to the Borrower and the "Insufficiency" of any and all other Plans attributable to the Borrower with respect to which a "Termination Event" shall have occurred and then exist is equal to or greater than $1,000,000; or

           (l) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred "Withdrawal Liability" to such Multiemployer Plan in an amount attributable to Borrower which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with "Withdrawal Liability" (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $250,000 per annum; or

           (m) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions attributable to Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $250,000; or

          (n) this Agreement shall cease to be in full force and effect or the Borrower shall take any action to claim that this Agreement is not in full force and effect;


then, and in any such event and at any time thereafter, if such Event of Default shall then be continuing,

           (A) either or both of the following actions may be taken: (i) the Lender may declare any obligation of the Lender to make further Advances or issue Letters of Credit terminated, whereupon the obligation of the Lender to make further Advances or issue Letters of Credit, hereunder shall terminate immediately, and (ii) the Lender shall declare by notice to the Borrower any or all of the Credit Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Lender, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Credit Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clauses (f) or (g) above, then the obligation of the Lender to lend hereunder shall automatically terminate and any and all of the Credit Obligations shall be immediately due and payable without the necessity of any action by the Lender or notice to the Borrower;

           (B) the Lender may treat all then outstanding Letters of Credit as if drafts in the full amount available to be drawn thereunder had been properly drawn thereunder and paid by the Lender and the Borrower had failed or refused to reimburse the Lender for the amount so paid within the time permitted under Section 0;

           (C) the Borrower shall, promptly upon demand of the Lender, deposit in cash with the Lender an amount equal to the amount of all Letter of Credit Obligations then outstanding, as collateral security for the repayment thereof, which deposit shall be held by the Lender under the provisions of Section 0; and

           (D) the Lender shall exercise any and all rights and remedies available to the Lender under the Loan Documents and applicable law.

      SECTION 8.2 Cumulative Rights. No right or remedy herein conferred upon the Lender is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

      SECTION 8.3 No Waiver. No course of dealing between the Borrower and the Lender or any failure or delay on the part of the Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies hereunder and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.


                           ARTICLE 9

                         MISCELLANEOUS

      SECTION 9.1 Participations. The Borrower and the Lender understand that the Lender may grant a participation in the Note, Loans and interest in the Credit Obligations and the Loan Documents to any Affiliate of the Lender, and all communications with the Lender and the Borrower shall be solely with the Lender and not with any participant. The Borrower agrees that any participant or subparticipant may exercise any and all rights of banker's lien or set-off with respect to the Borrower, as fully as if such participant or subparticipant had made a loan directly to the Borrower in the amount of the participation or subparticipation given to such participant or subparticipant in the Credit Obligations and the Loan Documents. For purposes of this Section 0 only, the Borrower shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participating interest in the amount of the principal of, and interest on, the Credit Obligations. Nothing contained in this section shall affect the Lender's right of set-off (under
Section 0 or applicable law) with respect to the entire amount of the Credit Obligations, notwithstanding any such participation or subparticipation. The Lender may divulge to any participant or subparticipant all information, reports, financial statements, certificates and documents obtained by the Lender from the Borrower or any other person under any provisions of this Agreement or the other Loan Documents or otherwise.

     SECTION 9.2  Notices.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement or the other Loan Documents to be made upon, given or furnished to, or filed with, the Borrower or the Lender must (except as otherwise provided in this Agreement or the other Loan Documents) be in writing and be delivered by one of the following means: (1) by personal delivery at the hand delivery address specified below, (2) by first-class, registered or certified mail, postage prepaid and addressed as specified below, or (3) if facsimile transmission facilities for such party are identified below or pursuant to a separate notice from such party, sent by facsimile transmission to the number specified below or in such notice.

      (b) The hand delivery address, mailing address and (if applicable) facsimile transmission number for receipt of notice or other documents by such parties are as set forth below the signatures of the Borrower and the Lender on the attached signature pages. Any of such parties may change its address or facsimile transmission number for receiving any such notice or other document by giving notice of the change to the other parties referred to in this Section 0.

      (c) Any such notice or other document shall be deemed delivered when actually received by an officer, director, partner or other legal representative of the party) at the address or number specified pursuant to this Section 0, or, if sent by mail and not earlier received, three Business Days after such notice or document is deposited in the United States mail, addressed as provided above.

      (d) Five (5) Business Days' notice to the Borrower as provided above shall constitute reasonable notification to the Borrower when notification is required by law; provided, however, that nothing contained in the foregoing shall be construed as requiring five (5) Business Days' notice if, under applicable law and the circumstances then existing, a shorter period of time would constitute reasonable notice.

      SECTION 9.3 No Waiver. No failure or delay on the part of the Lender or the Borrower in the exercise of any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege nor shall any such failure or delay preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 9.4 Setoff. Upon the occurrence and during the continuance of any Event of Default the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender (including any branches, agencies or Affiliates of the Lender, wherever located) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any of the Loan Documents, irrespective of whether or not any demand shall have been made under the Loan Documents and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application or impose any liability on the Lender. The rights of the Lender under this Section 0 are in addition to all other rights and remedies (including other rights of set-off or pursuant to any banker's lien) that the Lender may have.

      SECTION 9.5 Survival. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Closing Date and, as updated by the Borrower from time to time, the date of each Advance or of issuance of a Letter of Credit. All covenants, agreements, representations and warranties made in this Agreement or in any of the other Loan Documents and in the certificates delivered pursuant to any of the Loan Documents shall survive the making by the Lender of the Loans and the execution and delivery to the Lender of this Agreement, the Note and the other Loan Documents and shall continue in full force and effect so long as any of the Credit Obligations remain outstanding.

      SECTION 9.6 Expenses. The Borrower shall promptly pay all reasonable legal fees and expenses actually incurred by Lender (including reasonable documented fees and expenses of counsel for the Lender), insurance premiums, recording, filing and transfer fees and taxes, and other costs and expenses related to the Credit Obligations or required by any of the Loan Documents. If the Borrower fails to pay any such cost or expense, the Lender may, but shall have no obligation to, pay the same from the Lender's funds or by making an Advance for such purpose, without notice to the Borrower. The Borrower shall reimburse the Lender on demand for, and shall indemnify and hold the Lender harmless from and against, all such costs and expenses paid by the Lender and all other reasonable costs and expenses (including the reasonable fees and disbursements of the Lender's counsel) of every kind incurred by the Lender in connection with (i) the making or collection of the Credit Obligations, (ii) the preparation and review of the Loan Documents (whether or not the transactions provided for in this Agreement shall be consummated) and any other documents related thereto, (iii) the enforcement of any of the Loan Documents and the defense of any claim, cross-claim or counterclaim asserted against the Lender by the Borrower or any other person that relates to the Credit Obligations or the Loan Documents and (iv) the transactions provided for in the Loan Documents. Any amount paid or advanced by the Lender under this section or the other Loan Documents shall bear interest until paid at a rate equal to two percent (2%) in excess of the Quoted Cost of Funds Rate in effect from time to time, or the highest rate permitted by law, whichever is less. The Borrower shall pay all costs and expenses of performing and satisfying their obligations under this Agreement. The Borrower's obligations under this Section 0 shall survive the payment in full of the Credit Obligations and the termination of this Agreement.

      SECTION 9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

      SECTION 9.8 Submission to Jurisdiction. The Borrower irrevocably (a) acknowledges that this Agreement will be accepted by the Lender and performed by the Borrower in the State of Alabama; (b) submits to the jurisdiction of each state or federal court sitting in Jefferson County, Alabama (collectively, the "Courts") over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents (individually, an "Agreement Action"); (c) waives, to the fullest extent permitted by law, any objection or defense that the Borrower may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts; (d) agrees that non-applicable final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon the Borrower and may be enforced in any other court to the jurisdiction of which the Borrower is subject, by a suit upon such judgment; (e) consents to the service of process on the Borrower in any Agreement Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the Borrower at its address designated in or pursuant to Section 0; (f) agrees that service in accordance with this Section 0 shall in every respect be effective and binding on the Borrower to the same extent as though served on the Borrower in person by a person duly authorized to serve such process; and (g) AGREES THAT THE PROVISIONS OF THIS SECTION, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE "FAIR WARNING" TO THE BORROWER THAT THE EXECUTION OF THIS AGREEMENT MAY SUBJECT THE BORROWER TO THE JURISDICTION OF EACH STATE OR FEDERAL COURT SITTING IN JEFFERSON COUNTY, ALABAMA WITH RESPECT TO ANY
AGREEMENT ACTIONS, AND THAT IT IS FORESEEABLE BY THE BORROWER THAT IT MAY BE SUBJECTED TO THE JURISDICTION OF SUCH COURTS AND MAY BE SUED IN THE STATE OF ALABAMA IN ANY AGREEMENT ACTIONS.
Nothing in this Section 0 shall limit or restrict the Lender's right to serve process or bring Agreement Actions in manners and in courts otherwise than as herein provided.

      SECTION 9.9 Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lender or any obligation of the Borrower, the Lender, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Credit Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Lender for the benefit of the Lender hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Credit Obligations have been paid in full after the termination hereof or the Borrower have furnished the Lender with an indemnification satisfactory to the Lender with respect thereto. All representation, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Credit Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Credit Obligations, the Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Lender harmless for, the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. If on any date on which the Borrower wishes to pay the Credit Obligations in full and terminate this Agreement, there are any outstanding Letter of Credit Borrowings, the Borrower shall, unless otherwise agreed by the Lender in its sole discretion, make a cash prepayment to the Lender on such date in an amount equal to the then-outstanding
Letter of Credit Borrowings, and the Lender shall hold such prepayment in an interest-bearing cash collateral account in the name and under the sole control of the Lender (which account shall bear interest at the Lender's then-current rate for such accounts) as security for the Reimbursement Obligations and other Letter of Credit Obligations. Such account shall not constitute an asset of the Borrower, subject to its rights therein under this Section 0. The Lender shall from time to time debit such account for the payment of the Letter of Credit Obligations as the same become due and payable and shall promptly refund any excess funds (including interest) held in said account to the Borrower if and when no Letter of Credit Borrowings remain outstanding hereunder and all of the Credit Obligations have been paid in full. The Borrower shall remain liable for any Credit Obligations in excess of the amounts paid from such account.

       SECTION 9.10 Governing Law. All documents executed pursuant to the transactions contemplated herein, including this Agreement and each of the Loan Documents shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of Alabama.

      SECTION 9.11 Indemnification. In consideration of the execution and delivery of this Agreement by the Lender, and so long as the Lender has fulfilled its obligations hereunder, the Borrower hereby indemnifies, exonerates and holds the Lender and its respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, claims, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable documented attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), actually incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any of the following:

           (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

            (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;

            (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment with respect to property owned or operated by the Borrower or to any action or inaction of the Borrower or the release by the Borrower of any Hazardous Materials; or

           (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower thereof of any Hazardous Materials (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any environmental laws), regardless of whether caused by, or within the control of, the Borrower, except  for  any  such Indemnified Liabilities  arising  for  the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION 9.12 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

      SECTION 9.13 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer their rights or obligations hereunder without the prior written consent of the Lender. The Lender may not assign or transfer its interest hereunder except as otherwise provided in this Agreement.

      SECTION 9.14 Severability. Any provision of any of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION  9.15  Arbitration; Preservation and Limitation  of
Remedies.

      (a) If any dispute or controversy shall arise among the parties hereto as to any matter arising out of or in connection with the Loan Documents, the parties shall attempt in good faith to resolve such controversy by mutual agreement. If such dispute or controversy cannot be so resolved, it shall be resolved solely in accordance with the provisions of this Section 0. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder.

      (b) Any dispute, controversy or claim between or among the parties hereto (the "Disputing Parties"), including disputes, controversies and claims arising out of or related to the Loan Documents, or the breach thereof, and the subject matter hereof, shall, except as provided in this Section 0, be settled by a single arbitrator by arbitration in Birmingham, Alabama in accordance with the Commercial Arbitration Rules of the American Arbitration Association as amended from time to time and as modified by this Agreement.

      (c) The arbitrator shall be selected by the Disputing Parties within 15 days after demand for arbitration is made by a Disputing Party. If the Disputing Parties are unable to agree on an arbitrator within such period, then each Disputing Party shall select one arbitrator, and each such arbitrator shall select a third arbitrator and the dispute shall be settled by the panel consisting of such three arbitrators (such panel, or the single arbitrator agreed to by both parties, as the case may be, being hereinafter referred to as the "Arbiter"). Each arbitrator shall be a licensed attorney in the State of Alabama and shall possess substantive legal experience with respect to the principal issues in dispute.

      (d) Except as may otherwise be agreed in writing by the Disputing Parties or as ordered by the Arbiter upon substantial justification, the hearing of the dispute shall be held and concluded within 90 days of submission of the dispute to arbitration. The Arbiter shall render its final award within 30 days following conclusion of the hearing. The Arbiter shall state the factual and legal basis for the award. The decision of the Arbiter shall be final and binding except as provided in the Federal Arbitration Act, 9 U.S.C. Section 1 et. seq., and except for errors of law based on findings of fact. Final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment shall not be required to make such award effective.

      (e) Nothing in this Section 0 shall limit any right that any party may otherwise have to seek to obtain preliminary injunctive relief in order to preserve the status quo pending the disposition of any such arbitration proceeding.

      SECTION 9.16 Usury Laws. Any provision of this Agreement or any of the other Loan Documents to the contrary notwithstanding, the Borrower and the Lender agree that they do not intend for the interest or other consideration provided for in this Agreement and the other Loan Documents to be greater than the maximum amount permitted by applicable law. Regardless of any provision in this Agreement or any of the other Loan Documents, the Lender shall not be entitled to receive, collect or apply, as interest on the Credit Obligations, any amount in excess of the maximum rate of interest permitted to be charged under applicable law until such time, if any, as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. If the Lender shall receive, collect or apply any amount in excess of the then maximum rate of interest, the amount that would be excessive interest shall be applied first to the reduction of the principal amount of the Credit Obligations then outstanding in the inverse order of maturity, and second, if such principal amount is paid in full, any excess shall forthwith be returned to the Borrower. In determining whether the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest,
(b)  exclude  voluntary  prepayments  and  the  effects  thereof,
(c) consider all the Credit Obligations as one general obligation of the Borrower, and (d) "spread" the total amount of the interest throughout the entire term of the Note so that the interest rate is uniform throughout the entire term of the Note.

      SECTION 9.17 Confidentiality of Information. The Borrower may from time to time furnish to the Lender written information which is identified when delivered as being confidential (the "Confidential Information"). The Lender shall use reasonable efforts to apply to any Confidential Information such procedures regarding confidentiality as it provides generally to information of that nature; provided, however, that the Lender may disclose any Confidential Information delivered by the Borrower in connection with or pursuant to this Agreement to (i) the Lender's directors, officers, employees, agents and professional consultants; (ii) any person to which the Lender sells or offers to sell a participation as provided in Section 9.1 so long as such person agrees in writing prior to receipt of the Confidential Information to comply with this Section 9.17; (iii) any federal or state regulatory authority having jurisdiction over the Lender; and (iv) any other person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule or regulation applicable to such person, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which the Lender is a party or
(d) in order to protect the Lender's rights under this Agreement. In connection with disclosures by the Lender pursuant to clause
(b) or (c) above, the Lender shall use its best efforts to notify the Borrower prior to any such disclosure unless such notification to Borrower is prohibited by court order or law.
      IN WITNESS WHEREOF, the Borrower and the Lender has caused this Credit Agreement to be executed and delivered by its duly authorized corporate officer as of the day and year first above written.


                              MORRISON FRESH COOKING, INC.


                              By: /s/Ronnie L. Tatum
                                   Ronnie L. Tatum
                              Its  Chief Executive Officer


                              Hand Delivery and Mailing Address:

                              4893 Riverdale Road, Suite 260
                              Atlanta, Georgia  30337
                              FAX:  (205) 991-9125
                              Attention:  Chief Financial Officer


                              AMSOUTH BANK OF ALABAMA


                              By: /s/ Alan D. Lott
                                   Alan D. Lott
                              Its Vice President


                              Hand Delivery Address:

                              7th Floor, AmSouth-Sonat Tower
                              1900 Fifth Avenue North
                              Birmingham, Alabama 35203
                              FAX:  (205) 583-4436
                                  Attention:    Regional    Banking
Department

                              Mailing Address:

                              Post Office Box 11007
                              Birmingham, Alabama 35288
                              FAX:  (205) 583-4436
                              Attention: Regional Banking Department
                           EXHIBIT A

                         EXISTING LIENS


Debtor                Secured Party       Place of Filing       File
Number


1.   Morrison  Fresh      Orix  Credit          State  of   Florida
970000012651
   Cooking, Inc.      Alliance, Inc.

2. Morrison Fresh     AT&T Credit         Clayton County,  96-5203
   Cooking, Inc.      Corporation         Georgia

3. Morrison Fresh     Pitney Bowes Credit DeKalb County,        96-
9722
   Cooking, Inc.      Corporation         Georgia

4.   Morrison   Fresh      Orix  Credit          State   of   North
1406028
   Cooking, Inc.      Alliance, Inc.      Carolina

5.   Morrison   Fresh      Orix  Credit          State   of   North
1441827
   Cooking, Inc.      Alliance, Inc.      Carolina

6.   Morrison   Fresh      Orix  Credit          State   of   South
123326B
   Cooking, Inc.      Alliance, Inc.      Carolina

7. Morrison Fresh     Orix Credit         State of Tennessee    972-020879
   Cooking, Inc.      Alliance, Inc.



                           EXHIBIT B

                  MORRISON FRESH COOKING, INC.

        REQUEST FOR LIBOR LOAN OR INTEREST RATE ELECTION

      Under  the Credit Agreement dated as of June 19, 1997  (the
"Credit Agreement") entered into by MORRISON FRESH COOKING, INC., a Georgia corporation (the "Borrower") and AMSOUTH BANK OF
ALABAMA, an Alabama banking corporation (the "Lender"):

                     Request for LIBOR Loan

      Pursuant  to  Section  2.2  of the  Credit  Agreement,  the
Borrower hereby requests an LIBOR Loan at the LIBOR-Based Rate as follows:

                    (a)  Amount of LIBOR Loan -
               $_______________.

                    (b)  Date as of which the
               LIBOR Loan is to be made -
               _________________.

                    (c)  The maturity selected for
               the Interest Period is [one month]
               [two months] [three months] [six
               months] (circle one, if
               applicable).


                     Interest Rate Election

      Pursuant  to  Section  3.2  of the  Credit  Agreement,  the
Borrower makes the following interest rate election with respect to the Segment in the principal amount of $______________ that matures on ____________________.

                    (a)  The amount of the Segment
               to  which  the  requested  interest
               rate will apply - $__________.

                     (b)   The  date on which  the
               selected interest rate will  become
               applicable - _______________.

                    (c)  The maturity selected for
               the  Interest Period is [one month]
               [two  months]  [three months]  [six
               months]     (circle     one,     if
               applicable).


      In accordance with Section 6.1 of the Credit Agreement, the presentation by the Borrower of this Request for LIBOR Loan or Interest Rate Election constitutes a representation and warranty by the Borrower to the Lender that no material adverse change in the financial condition of the Borrower, as reflected in the financial statements referred to in Section 5.3 of the Credit Agreement, has occurred since the date of such financial statements and that the representations and warranties of Borrower contained in the Credit Agreement continue to be true and correct (except the financial statements referred to in Section 5.3 shall be deemed those most recently delivered to the Lender pursuant to Section 7.3).

     Dated ________________.

                              MORRISON FRESH COOKING, INC.


                              By:
                                  Its
                           EXHIBIT C

                            FORM OF
                     COMPLIANCE CERTIFICATE

      Reference is made to that certain Credit Agreement between MORRISON FRESH COOKING, INC., a Georgia corporation (the "Borrower") and AMSOUTH BANK OF ALABAMA, an Alabama banking corporation (the "Lender"), dated as of June 19, 1997 (the "Credit Agreement"). Capitalized terms used in this certificate and the Schedule attached hereto, unless otherwise defined herein, have the meanings assigned to them in the Credit Agreement.

      The undersigned does hereby certify to the Lender as follows:

      1. He is the duly elected and serving [Senior Vice President - Finance or chief executive officer or president] of the Borrower and is authorized to execute and deliver this Certificate on behalf of the Borrower acting in that capacity.

      2. He has reviewed the terms of the Credit Agreement and the other Loan Documents and has made, or has caused to be made under his supervision, a review of the transactions and conditions of the Borrower through the date on which this certificate is delivered to the Lender. To the best of his knowledge, no Default or Event of Default under the Credit Agreement has occurred and is continuing as of the date this certificate is delivered to the Lender, except as follows:
[Give detailed description or insert "none" if appropriate].

      3. The computations relating to the Borrower's financial condition set forth on Schedule D-1 attached hereto were true and
correct  as of                , 199    (such date being the  last
day of the most recently ended fiscal calendar quarter) and there has been no material adverse change in such amounts upon which such computations are based through the date on which this certificate is delivered to the Lender.



                                     ___________________ of
                                     MORRISON FRESH COOKING, INC.


Dated:                 , 199
                          SCHEDULE C-1

                 Financial Covenant Compliance


      The following financial covenants calculations are made as of ______________, 199__ (the "Determination Date"):

            1.     The  Fixed  Charge  Coverage  Ratio   at   the
     Determination Date for the most recent four quarter period was _______ to 1.00, calculated as follows:

          (a)  Net Income after taxes for the most recent-ended
               four fiscal quarters                  $___________
          (b)  Depreciation and amortization for the most
               recent-ended four fiscal quarters      ___________
          (c)  Interest Expense for the most recent-ended
               four fiscal quarters                   ___________
          (d)  Income and Profit Taxes for the most recent-ended
               four fiscal quarters                   ___________
          (e)  Operating Lease Payments for the most recent-ended
               four fiscal quarters                   ___________
          (f)  Sum of (a) through (e)                 ___________
          (g)  Dividends actually paid for the most recent-ended
               four fiscal quarters                   ___________
          (h)  (f) - (g)                              ___________
          (i)  Interest Expense for the most
               recent-ended four fiscal quarters      ___________
          (j)  Principal Maturities (not including
               the Loans) for the next succeeding four
               fiscal quarters following the Determination Date___________
          (k)  Operating Lease Payments for the most
               recent-ended four fiscal quarters      ___________
          (l)  Outstanding Loans on the Determination
               Date times 20%                         ___________
          (m)  Sum of (i) through (l)                 ___________
          (n)  (h) , (m)                              ___________

          Required: Not less than 1.15 to 1.0 at any time during fiscal year 1998, 1.25 to 1.0 at any time during fiscal year
     1999 and 1.35 to 1.0 at any time during fiscal year 2000.



           2. The ratio at the Determination Date of Debt plus six times Operating Lease Payments to EBITDAR for the most recent-ended four fiscal quarters was ______ to 1.00, calculated as follows:

          (a)  Outstanding Debt on the Determination Date___________
          (b)  Operating Lease Payments for the most recent-ended
               four fiscal quarters                   ___________
          (c)  Line (b) multiplied by six             ___________
          (d)  Sum of (a) and (c)                     ___________
          (e)  Net Income after taxes for the most recent-ended
               four fiscal quarters                   ___________
          (f)  Income and Profit Taxes for the most recent-ended
               four fiscal quarters                   ___________
          (g)  Interest Expense for the most recent-ended
               four fiscal quarters                   ___________
          (h)  Depreciation and amortization for the most
               recent-ended four fiscal quarters      ___________
          (i)  Operating Lease Payments for the most
               recent-ended four fiscal quarters      ___________
          (j)  Sum of (e) through (i) (EBITDAR)       ___________
          (k)  (d) , (j)                              ___________

           Required: Not greater than 4.0 to 1.0 at the end of any fiscal quarter during fiscal year 1998, 3.75 to 1.0 at the end of any fiscal quarter during fiscal year 1999 and
     3.5 to 1.0 at the end of any fiscal quarter during fiscal year 2000.


          3. During the four fiscal quarter period ended on the Determination Date the Borrower incurred in the aggregate:

          Capital Expenditures of $_________.

               Required:  Not in excess of $20,000,000.


          4.   (a)  The amount of obligations for Operating Lease
     Payments (exclusive of Technology Leases) for the four fiscal quarter period ended on the Determination Date was $__________.

          Required:  Not in excess of $15,000,000.

                (b)   The  amount of obligations  for  Technology
     Leases for the four fiscal quarter period ended on the Determination Date was $___________

          Required:  Not in excess of $3,000,000.

            5.     Net  Worth  at  the  Determination  Date   was
     $_________.

           Required: Not less than the sum of (i) $37,250,000 plus (ii) 100% of cumulative Net Income, if positive, after taxes for the period from June 1, 1996 through the date of determination, less dividends actually paid during such period, determined on a quarterly basis; provided, however, the amount of dividends paid cannot exceed 125% of Net Income for fiscal year ending 1998, 110% of Net Income for fiscal year ending 1999 and 100% of Net Income thereafter.


           6. The Maximum Credit Amount was $______________ at the Determination Date, calculated as follows:

                (a)   Net Income after taxes for the most recent-
          ended
               four fiscal quarters                   ___________
          (b)  Interest Expense for the most recent-ended
               four fiscal quarters                   ___________
          (c)  Income and Profit Taxes for the most recent-ended
               four fiscal quarters                   ___________
          (d)  Depreciation and Amortization for the most recent-
ended
               four fiscal quarters                   ___________
          (e) Extraordinary Losses/Noncash Charges for the most recent-ended four fiscal quarters ___________
          (f)  Sum of (a) through (e)                 ___________
          (g)  Dividends actually paid for the most recent-ended
               four fiscal quarters                   ___________
          (h) Extraordinary gains/Noncash Credits for the most recent-ended four fiscal quarters ___________
          (i)  Sum of (g) and (h)                     ___________
          (j)  (f) minus (i)                          ___________
           (k)   Lesser  of  (j) and $30,000,000 (Maximum  Credit
Amount)   ___________




                                     ___________________ of
                                     MORRISON FRESH COOKING, INC.

Dated:                  , 199
                       TABLE OF CONTENTS

                                                             Page

     ARTICLE 1

                   RULES OF CONSTRUCTION AND
                          DEFINITIONS


          SECTION 1.1                                           1


     ARTICLE 2

                    REVOLVING FACILITY TERMS

          SECTION 2.1  Loans                                   13
          SECTION 2.2  Advances                                13
          SECTION 2.3  Letter of Credit Borrowings             14
          SECTION 2.4  Payments                                16
          SECTION 2.5  Prepayment                              16
          SECTION 2.6  Reduction in Revolving Facility         16
          SECTION 2.7  Fees                                    17
          SECTION 2.8  Extension of Termination Date           17
          SECTION 2.9  Place and Time of Payments              17


     ARTICLE 3

                            INTEREST

          SECTION 3.1  Applicable Interest Rates               18
          SECTION  3.2  Procedure for Exercising the  LIBOR-
          Based Rate                                           18
          SECTION 3.3  Quoted Cost of Funds Rate               18
          SECTION 3.4  LIBOR-Based Rate                        19
          SECTION 3.5  Post Maturity Interest                  19
          SECTION 3.6  Changes in Margin                       19


     ARTICLE 4

      TERMINATION OF LIBOR-BASED RATE AND YIELD PROTECTION

          SECTION  4.1   Termination  of  LIBOR-Based  Rate;
          Increase in
                    LIBOR-Based Rate; Reduction of Return      20
          SECTION 4.2  Compensation                            21

     ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES

          SECTION 5.1   Organization Powers, Existence, etc    22
          SECTION 5.2   Authorization of Borrowing, etc        22
          SECTION 5.3   Liabilities                            22
          SECTION 5.4   Taxes                                  22
          SECTION 5.5   Litigation                             22
          SECTION 5.6   Agreements                             23
          SECTION 5.7   Use of Proceeds                        23
          SECTION 5.8   ERISA                                  23
          SECTION 5.9   Subsidiaries                           23
          SECTION 5.10  Principal Place of Business            23
          SECTION 5.11  Environmental Laws                     24
          SECTION 5.12  Disclosure                             24
          SECTION 5.13  Licenses                               24
          SECTION 5.14  Title to Properties                    24
          SECTION 5.15  Enforceability                         25
          SECTION  5.16  Consents, Registrations, Approvals,
          etc.                                                 25
          SECTION 5.17  Solvency                               25
          SECTION 5.18  Patents, Trademarks                    25


     ARTICLE 6

                 GENERAL CONDITIONS OF LENDING

          SECTION 6.1  Representations and Warranties          25
          SECTION 6.2  No Default                              26
          SECTION 6.3  Required Items                          26
          SECTION     6.4      Authorized     Representative
          Certificates                                         26
          SECTION 6.5  Other Supporting Documents              26


     ARTICLE 7

               GENERAL COVENANTS OF THE BORROWER

          SECTION 7.1   Existence, Properties, etc             27
          SECTION 7.2   Payment of Indebtedness, Taxes, etc    27
          SECTION 7.3   Financial Statements, Reports, etc     28
          SECTION 7.4   Litigation Notice                      29
          SECTION 7.5   Default Notice                         29
          SECTION 7.6   Further Assurances                     29
          SECTION 7.7   Insurance                              29
          SECTION   7.8     Covenants  Regarding   Financial
          Condition                                            30
          SECTION 7.9   Continuation of Current Business       32
          SECTION    7.10    Cooperation;   Inspection    of
          Properties                                           32
          SECTION 7.11  Use of Proceeds                        32
     SECTION 7.12  Transactions with Affiliates                32
          SECTION 7.13  Change in Management                   32
          SECTION  7.14  Continuation of  Current  Business,
          Offices,
                    Name, etc.                                 32
          SECTION   7.15    Creation   or   Acquisition   of
          Subsidiaries                                         32


     ARTICLE 8

                 EVENTS OF DEFAULT AND REMEDIES

          SECTION 8.1  Events of Default                       33
          SECTION 8.2  Cumulative Rights                       36
          SECTION 8.3  No Waiver                               36


     ARTICLE 9

                         MISCELLANEOUS

          SECTION 9.1   Participations                         36
          SECTION 9.2   Notices                                36
          SECTION 9.3   No Waiver                              37
          SECTION 9.4   Setoff                                 37
          SECTION 9.5   Survival                               37
          SECTION 9.6   Expenses                               38
          SECTION 9.7   Counterparts                           38
          SECTION 9.8   Submission to Jurisdiction             38
     SECTION 9.9   Termination                                 39
          SECTION 9.10  Governing Law                          40
          SECTION 9.11  Indemnification                        40
          SECTION 9.12  Agreement Controls                     41
          SECTION 9.13  Successors and Assigns                 41
          SECTION 9.14  Severability                           41
          SECTION   9.15    Arbitration;  Preservation   and
          Limitation
                    of Remedies                                41
          SECTION 9.16  Usury Laws                             42
          SECTION 9.17  Confidentiality of Information         42


EXHIBITS

      A        Existing Liens
      B        Request for LIBOR Loan or Interest Rate Election
      C        Form of Compliance Certificate
               Schedule C-1 - Financial Covenant Compliance

SCHEDULES

     5.1(e)    Tradenames
     5.4       Taxes
               5.5       Material Litigation
     5.8(a)    ERISA Plans
     5.8(b)    Plan Liabilities
     5.8(c)    Funding
     7.8(11)   Existing Indebtedness



                                                 [EXECUTION COPY]













                        CREDIT AGREEMENT


                   Dated as of June 19, 1997


                            Between


                  MORRISON FRESH COOKING, INC.

                              and

                    AMSOUTH BANK OF ALABAMA

                         Relating to a

                   $30,000,000 Revolving Loan